UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant      ☒          Filed by a Party other than the Registrant     ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Starwood Real Estate Income Trust, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

STARWOOD

REAL ESTATE INCOME TRUST

NOW LEASING

PROSHOP

Proxy Statement

And Notice of Annual Meeting of Stockholders

2023

www.starwoodnav.reit

Starwood Real Estate Income Trust, Inc. 2340 Collins Avenue Miami Beach, Florida 33139

Dear Stockholders:	May 16, 2023

You are cordially invited to virtually attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Starwood Real Estate Income Trust, Inc., a Maryland corporation (the “Company”), which will be held via internet webcast at 9:00 a.m. Eastern Time on Thursday, August 10, 2023. To virtually attend the Annual Meeting, you must register in advance, using your control number and other information, at www.proxydocs.com/SREIT prior to the deadline of August 8, 2023 at 5:00 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the Annual Meeting and vote online during the meeting. Online access to the Annual Meeting will open on Thursday, August 10, 2023 at approximately 8:45 a.m. Eastern Time, and you should allow ample time to log in and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance. Live representatives will be available to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during check-in or during the meeting, please call the technical support number that will be listed on the email you will receive one hour prior to the start of the Annual Meeting. You will also be permitted to submit questions at the time of registration. At the Annual Meeting, stockholders will be asked to consider and vote upon:

the election of eleven director nominees listed in this Proxy Statement;

the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023; and

such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Details concerning those matters to come before stockholders at the Annual Meeting are described in this Proxy Statement. Management and the Board of Directors unanimously recommend that you vote FOR all nominees for director listed in the Proxy Statement and FOR the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023.

For the Annual Meeting, the Company will make a charitable donation for every stockholder that votes to Habitat for Humanity. Habitat for Humanity is a global nonprofit organization that works together with families, local communities, volunteers and partners from around the world so that more people are able to live in affordable and safe homes.

It is important that your shares be represented at the Annual Meeting and voted in accordance with your wishes. Whether or not you plan to virtually attend the Annual Meeting, we urge you to complete a proxy as promptly as possible — by internet, telephone or mail — so that your shares will be voted at the Annual Meeting. This will not limit your right to vote virtually in person or to virtually attend the Annual Meeting.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 10, 2023:

Our Proxy Statement, form of proxy card and 2022 Annual Report to stockholders are also available at

www.proxydocs.com/SREIT.

On behalf of the Board of Directors and management, I thank you for your continuing support.

Sincerely,

/s/ Barry Sternlicht

Barry Sternlicht,

Chairman of the Board

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Starwood Real Estate Income Trust, Inc. 2340 Collins Avenue Miami Beach, Florida 33139

Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

DATE & TIME:	LOCATION:	RECORD DATE:
Thursday, August 10, 2023	www.proxydocs.com/SREIT	May 12, 2023
at 9:00 a.m. Eastern Time

To our Stockholders:	Vote by Internet Vote by Phone Vote by Mail Participate in the Virtual Annual Meeting

We hereby notify you that Starwood Real Estate Income Trust, Inc., a Maryland corporation (the “Company”), is holding its 2023 Annual Meeting of Stockholders (the “Annual Meeting”) virtually via internet webcast at 9:00 a.m. Eastern Time on Thursday, August 10, 2023. To virtually attend the Annual Meeting, you must register in advance, using your control number and other information, at www.proxydocs.com/SREIT prior to the deadline of August 8, 2023 at 5:00 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the Annual Meeting and vote online during the meeting. Online access to the Annual Meeting will open on Thursday, August 10, 2023 at approximately 8:45 a.m. Eastern Time, and you should allow ample time to log in and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance. Live representatives will be available to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during check-in or during the meeting, please call the technical support number that will be listed on the email you will receive one hour prior to the start of the Annual Meeting. You will also be permitted to submit questions at the time of registration. At the Annual Meeting, stockholders will be asked to consider and vote upon:

1.   the election of eleven director nominees listed in the Proxy Statement;

2.   the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023; and

3.  such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

You can vote your shares of common stock at the Annual Meeting and any adjournments or postponements thereof if the Company’s records show that you were a stockholder of record as of the close of business on May 12, 2023, the record date for the Annual Meeting.

To express our appreciation for your participation, the Company will make a charitable donation to Habitat for Humanity on behalf of every stockholder that votes.

Stockholders, whether or not they expect to be virtually present at the Annual Meeting, are requested to authorize a proxy to vote their shares electronically via the internet, by telephone or by completing and returning the proxy card. Voting instructions are printed on your proxy card and included in the accompanying Proxy Statement. Any person giving a proxy has the power to revoke it at any time prior to the Annual Meeting and stockholders who are virtually present at the Annual Meeting may withdraw their proxies and vote virtually in person at the Annual Meeting.

Sincerely, /s/ Matthew Guttin Matthew Guttin Chief Compliance Officer and Secretary May 16, 2023

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Starwood Real Estate Income Trust, Inc. 2340 Collins Avenue Miami Beach, Florida 33139

Proxy Statement for 2023 Annual Meeting of
Stockholders to be Held on August 10, 2023

This Proxy Statement (the “Proxy Statement”) is being furnished by and on behalf of the Board of Directors (the “Board of Directors”) of Starwood Real Estate Income Trust, Inc., a Maryland corporation, in connection with the solicitation of proxies to be voted at our 2023 Annual Meeting of Stockholders (the “Annual Meeting”). This Proxy Statement and the enclosed proxy card will be first mailed on or about May 16, 2023 to stockholders of record as of the close of business on May 12, 2023. Our 2022 Annual Report on Form 10-K was previously mailed to stockholders. The words “Starwood Real Estate Income Trust,” “we,” “our,” “us,” and “our company” refer to Starwood Real Estate Income Trust, Inc., together with its consolidated subsidiaries, including Starwood REIT Operating Partnership L.P. (the “Operating Partnership”), a Delaware limited partnership of which we are the general partner, unless the context requires otherwise. The term “Advisor” refers to Starwood REIT Advisors, L.L.C., our advisor. The Advisor is part of Starwood Capital Group (together with its affiliates, “Starwood Capital”), a private real estate investment firm. Starwood Capital Group Holdings, L.P. serves as our sponsor.

General Information about the Annual Meeting
and Voting

In this section of the Proxy Statement, we answer some common questions regarding our Annual Meeting and the voting of shares at the Annual Meeting.

Where and when will the Annual Meeting be held?

The Annual Meeting will be held virtually via internet webcast at 9:00 a.m. Eastern Time on Thursday, August 10, 2023. To virtually attend the Annual Meeting, you must register in advance, using your control number and other information, at www.proxydocs.com/SREIT prior to the deadline of August 8, 2023 at 5:00 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the Annual Meeting and vote online during the meeting. Online access to the Annual Meeting will open on Thursday, August 10, 2023 at approximately 8:45 a.m. Eastern Time, and you should allow ample time to log in and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance. Live representatives will be available to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during check-in or during the meeting, please call the technical support number that will be listed on the email you will receive one hour prior to the start of the Annual Meeting. You will also be permitted to submit questions at the time of registration.

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What is this document and why have I received it?

This Proxy Statement and the enclosed proxy card are being furnished to you, as a stockholder of Starwood Real Estate Income Trust, because our Board of Directors is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement contains information that stockholders should consider before voting on the proposals to be presented at the Annual Meeting.

We intend to mail this Proxy Statement and accompanying proxy card on or about May 16, 2023 to all stockholders of record entitled to vote at the Annual Meeting.

What am I voting on?

There are two proposals scheduled to be considered and voted on at the Annual Meeting:

Proposal 1: Election of eleven director nominees listed herein; and

Proposal 2: Ratification of the appointment of Deloitte & Touche LLP (“Deloitte”), as our independent registered public accounting firm for the year ending December 31, 2023.

What is the required vote for approval of each proposal?

Proposal 1: Election of eleven director nominees listed herein. The affirmative vote of a majority of the shares entitled to vote that are present virtually in person or by proxy at the Annual Meeting is required for the election of each nominee for director. Abstentions and broker non-votes will have the effect of a vote against the nominees.

Proposal 2: Ratification of the appointment of Deloitte as our independent registered public accounting firm the year ending December 31, 2023. A majority of the votes cast at the Annual Meeting virtually in person or by proxy is required to approve the auditor ratification proposal. Abstentions, if any, will not affect the outcome of this proposal. Your shares may be voted on for this proposal if they are held in the name of a brokerage firm even if you do not provide the brokerage firm with voting instructions.

There is no cumulative voting for these proposals, and appraisal rights are not applicable to the matters being voted upon.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares as follows:

FOR the election of each of the eleven director nominees listed herein; and

FOR the ratification of the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2023.

Who can vote?

Holders of record of our shares of common stock as of the close of business on May 12, 2023 (the “Record Date”) will be entitled to vote at the Annual Meeting. As of the Record Date, there were 216,217,910 Class S shares, 5,680,496 Class T shares, 29,470,566 Class D shares, and 225,256,564 Class I shares of our common stock issued and outstanding for a total of 476,625,537 shares of our common stock issued and outstanding. You are entitled to one vote for each share you held as of the Record Date.

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How do I vote if I am a registered stockholder?

If you are a registered stockholder (that is, if your shares are registered on our records in your name and not in the name of your broker or nominee), you may vote virtually in person by virtually attending the Annual Meeting. Additionally, you may authorize a proxy to vote your shares in any of the following ways described below:

via the internet by going to www.proxypush.com/SREIT and following the on-screen directions. Please have your proxy card in hand when accessing the website, as it contains a 12-digit control number required to record your voting instructions via the internet;

by phone by calling the number listed on the proxy card, (866) 250-6203, and following the recorded instructions, or by dialing (844) 236-8917 and speaking to a live agent. You will need the 12-digit control number included on your proxy card in order to record your voting instructions by telephone; or

by mail by marking, signing, dating and returning the enclosed proxy card.

If you authorize a proxy by telephone or internet, you do not need to mail your proxy card. See the attached proxy card for more instructions on how to vote your shares.

All proxies that are properly executed and received by our Secretary prior to the Annual Meeting, and are not revoked, will be voted at the Annual Meeting. Even if you plan to virtually attend the Annual Meeting, we urge you to return your proxy card or submit a proxy by telephone or via the internet to assure the representation of your shares at the Annual Meeting.

How do I vote if I hold my shares in “street name”?

If your shares are held by your bank or broker as your nominee (in “street name”), you should receive a voting instruction form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares.

If your shares are held in “street name” and you wish to attend the Annual Meeting and/or vote during the meeting, you must register in advance, using your control number provided by your broker, bank or other nominee, and other information, at www.proxydocs.com/SREIT prior to the deadline of August 8, 2023 at 5:00 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the Annual Meeting and vote online during the meeting. In addition, you may be required to provide a legal proxy in order to vote at the meeting. Please follow the instructions while registering and the instructions you receive from your broker, bank or nominee. You will not need a legal proxy to attend the meeting, but you may need it to submit your vote during the meeting.

How can I authorize a proxy to vote over the internet or by telephone?

To authorize a proxy to vote electronically via the internet, go to www.proxypush.com/SREIT and follow the instructions. Please have your proxy card in hand when accessing the website, as it contains a 12-digit control number required to record your voting instructions via the internet.

If you have access to a touch-tone telephone, you may authorize your proxy by dialing (866) 250-6203 and following the recorded instructions, or by dialing (844) 236-8917 and speaking to a live agent. You will need the 12-digit control number included on your proxy card in order to record your voting instructions by telephone.

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What if I return my proxy but do not mark it to show how I am voting?

If you submit a signed proxy without indicating your vote on any matter, the designated proxies will vote to elect all eleven director nominees as directors and to approve the ratification of the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2023.

What if other matters come up at the Annual Meeting?

At the date this Proxy Statement went to press, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented for consideration at the Annual Meeting or any adjournment or postponement thereof and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Can I change my vote or revoke my proxy after I authorize my proxy?

Yes. At any time before the vote on a proposal, you can change your vote either by:

executing or authorizing, dating and delivering to us a new proxy with a later date that is received no later than August 9, 2023;

authorizing a proxy again via the internet or by telephone at a later time before the closing of those voting facilities at 11:59 p.m. Eastern Time on August 9, 2023;

sending a written statement revoking your proxy card to our Secretary or any corporate officer of our company, provided such statement is received no later than August 9, 2023; or

virtually attending the Annual Meeting and voting your shares during the Annual Meeting.

Your virtual attendance at the Annual Meeting will not, by itself, revoke a proxy previously authorized by you. We will honor the proxy card or authorization with the latest date.

Proxy revocation notices should be sent to Starwood Real Estate Income Trust, Inc., 2340 Collins Avenue, Miami Beach, FL 33139. Attention: Secretary. New paper proxy cards should be sent to Mediant, PO Box 8035, Cary, NC 27512-9916.

How can I attend and vote at the Annual Meeting?

Any stockholder can attend the Annual Meeting virtually. If you virtually attend the Annual Meeting you can vote your shares electronically and submit questions during the Annual Meeting. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the Annual Meeting and vote online during the meeting.

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Will I be able to participate in the virtual Annual Meeting on the same basis I would be able to participate in a live annual meeting?

The virtual meeting format for the Annual Meeting will enable full and equal participation by all our stockholders from any place in the world at little to no cost. We designed the format of the Annual Meeting to ensure that our stockholders who virtually attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication.

What constitutes a quorum?

We will convene the Annual Meeting if stockholders representing the required quorum of shares of our common stock entitled to vote either sign and return their paper proxy cards, authorize a proxy to vote electronically or telephonically or virtually attend the Annual Meeting. The presence, either virtually or by proxy, at the Annual Meeting of at least 50% of all the votes entitled to be cast on any matter will constitute a quorum. Under our bylaws, if a quorum is not present at the Annual Meeting, the Chairman of the Annual Meeting may adjourn the Annual Meeting to a date not more than 120 days from the original Record Date for the Annual Meeting without notice other than an announcement at the Annual Meeting. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials. Broker non-votes and abstentions will also be considered present for the purpose of determining whether we have a quorum.

A “broker non-vote” occurs when a broker does not vote on a matter on the proxy card because the broker does not have discretionary voting power for that particular matter and has not received voting instructions from the beneficial owner.

Who will count the votes?

Representatives of Mediant, our solicitor, will count the votes and will serve as the independent inspector of election.

Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and then disclose the final results in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days after the date of the Annual Meeting.

How can I get additional copies of this Proxy Statement or other information filed with the SEC relating to this solicitation?

You may obtain additional copies of this Proxy Statement by calling our solicitor, Mediant, toll-free at (844) 236-8917.

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Where can I get more information about Starwood Real Estate Income Trust, Inc.?

Prior to this solicitation, we have provided you with our Annual Report on Form 10-K that contains our audited financial statements. We also file reports and other documents with the SEC. You can view these documents at the SEC’s website, www.sec.gov. You can also find more information on our website, www.starwoodnav.reit.

How is this solicitation being made?

This solicitation is being made primarily by the mailing of these proxy materials. Supplemental solicitations may be made by mail or telephone by our officers and representatives, who will receive no extra compensation for their services. The expenses in connection with this solicitation, including preparing and mailing these proxy materials, will be borne by us. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of our common stock. We have hired Mediant to assist us in the distribution of our proxy materials and for the solicitation of proxy votes. We will pay Mediant customary fees and expenses for these services of approximately $80,000.

Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

Will my vote make a difference?

Yes. Your vote is needed to ensure that the proposals can be acted upon. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes. We encourage you to participate in the governance of our company.

Donation to Habitat for Humanity

To recognize your participation, the Company will make a charitable donation to Habitat for Humanity on behalf of every stockholder that votes. Habitat for Humanity is a global nonprofit organization that works together with families, local communities, volunteers and partners from around the world so that more people are able to live in affordable and safe homes.

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Proposal 1 – Election of Directors

There are currently eleven members of the Board of Directors. On May 9, 2023, the Board of Directors unanimously nominated the eleven directors listed below for re-election to the Board of Directors at the Annual Meeting. All of the nominees are willing to serve as directors but, if any of them should decline or be unable to act as a director, the individuals designated in the proxy cards as proxies will exercise the discretionary authority provided to vote for the election of such substitute nominee selected by our Board of Directors, unless the Board of Directors acts to reduce the size of the Board of Directors in accordance with our bylaws. The Board of Directors has no reason to believe that any such nominees will be unable or unwilling to serve.

Nominees for Election as Directors

The names, ages as of May 1, 2023 and positions with us of the nominees are as follows:

Name	Age	Position

Barry S. Sternlicht	62	Chairman of the Board

Sean Harris	39	Chief Executive Officer, President and Director

John P. McCarthy, Jr.	61	Vice Chairman of the Board

Mark Deason	45	Director

Austin Nowlin	42	Director

Richard D. Bronson	78	Independent Director

David B. Henry	74	Independent Director

Robin Josephs	63	Independent Director

Peggy Lamb	58	Independent Director

Dale Anne Reiss	75	Independent Director

James E. Walker	60	Lead Independent Director

The principal occupations and certain other information about the nominees, including their length of service as directors, are set forth below.

Barry S. Sternlicht has served as the Chairman of our Board of Directors since our formation in June 2017. He founded Starwood Capital, a private alternative investment firm focused on global real estate, hotel management, oil and gas and energy infrastructure with approximately $120 billion in assets under management as of December 31, 2022, and has served as Chairman of the Board of Directors and Chief Executive Officer since its formation in 1991.Through the Starwood Capital platform, Mr. Sternlicht has created several multi-billion public market companies, ranging from traditional real estate to branded hospitality. He serves as the Chairman of the board of directors and the Chief Executive Officer of Starwood Property Trust, Inc. (NYSE: STWD) (“Starwood Property Trust”) and the Chairman and Chief Executive Officer of Starwood Capital Group Management, LLC, a registered investment advisor and an affiliate of the Advisor. Throughout Mr. Sternlicht’s career, he has focused on capitalizing on emerging consumer trends, either directly via core operating assets or indirectly through Starwood Capital’s real estate portfolio. He has also executed several notable public market transactions to enhance the scale of the Starwood Capital platform, including the creation and expansion of Starwood Property Trust, the consolidation of Starwood Hotels & Resorts Worldwide, Inc. (formerly NYSE: HOT)

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(“HOT”), the spin-off and growth of Invitation Homes (NYSE: INVH) and the formation of Equity Residential (NYSE: EQR). Similarly, he has been involved in numerous private market consumer businesses as an early investor. Mr. Sternlicht also has deep operating expertise, serving as the Chairman, from January 1995 through May 2005, and as the Chief Executive Officer, from January 1995 through September 2004, of HOT. During his tenure as Chief Executive Officer, HOT’s market capitalization grew to approximately $10 billion. As Chief Executive Officer, Mr. Sternlicht executed several key acquisitions, including Westin Hotels, Patriot American and ITT Corp., and led the development of the W Hotel concept. Outside of his public market experience, Mr. Sternlicht has made a variety of investments in the consumer sector. Most notably, he has acquired or founded a number of independent hotel chains, including Baccarat Hotels, 1 Hotels and Treehouse Hotels, which are operated by SH Hotels & Resorts, a hotel brand management company and an affiliate of Starwood Capital. In addition to these investments, Mr. Sternlicht has invested in various consumer facing companies, including ThirdLove, a women’s clothing brand, Lytro, a developer of light-field cameras, and Lyric, a hospitality platform for business travelers. Mr. Sternlicht serves on the Board of Directors of The Estée Lauder Companies (NYSE: EL), Cano Health Inc. (NYSE: CANO) and LOG Commercial Properties e Participacoes SA. Mr. Sternlicht previously served as a director to Invitation Homes (NYSE: INVH) from 2014 to 2020. Mr. Sternlicht is a Founder of Jaws Mustang Acquisition Corporation (NYSE: JWSM.UN), Jaws Hurricane Acquisition Corp. (NASDAQ: HCNE) and Jaws Juggernaut Acquisition Corporation (NASDAQ: JUGG), blank check companies listed on either the New York Stock Exchange (“NYSE”) or NASDAQ. Mr. Sternlicht is the former Chairman of the Board of TRI Pointe Group (NYSE: TPH), iStar (NYSE: STAR) and Baccarat S.A., a crystal maker headquartered in Baccarat, France. He also previously served on the Board of Directors of Restoration Hardware (NYSE: RH), Vesper Healthcare Acquisition Corp. (NASDAQ: VSPR), A.S. Roma and Equity Residential. Mr. Sternlicht received a B.A., magna cum laude, with honors from Brown University and earned an M.B.A. with distinction from Harvard Business School. Mr. Sternlicht provides our Board of Directors with a wealth of investment management experience along with extensive experience in real estate finance and development, and our Board of Directors believes Mr. Sternlicht provides a valuable perspective as its Chairman.

Sean Harris has served as our Chief Executive Officer and as a member of our Board of Directors since May 2023 and as our President since January 2021. Previously, Mr. Harris served as our Senior Vice President of Acquisitions from October 2017 to January 2021. In addition, Mr. Harris has served as a member of the Advisor’s Investment Committee since March 2022. Mr. Harris serves as a Managing Director of Starwood Capital. Mr. Harris served as an Acquisitions Associate and Assistant to Mr. Sternlicht, the Chairman and CEO of Starwood Capital, from August 2016 to September 2017. Prior to joining Starwood Capital in 2016, Mr. Harris served as a Director of Acquisitions and Investment Management at Monday Properties since December 2012, where he co-led acquisitions, investment management, and capital markets. Before joining Monday Properties as an Associate in July 2010, Mr. Harris was employed by Ernst & Young in the Transaction Real Estate group. Mr. Harris received B.S. degrees in finance and accounting from East Carolina University and a MAcc from the Max M. Fisher College of Business at The Ohio State University. Mr. Harris provides our Board of Directors with extensive investment management experience.

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John P. McCarthy, Jr. has served as our Vice Chairman since May 2023 and as a member of our Board of Directors since November 2017. Mr. McCarthy previously served as our Chief Executive Officer since our formation in June 2017 until May 2023 and as our President from June 2017 until January 2021. In addition, Mr. McCarthy has served on the Advisor’s Investment Committee since November 2017. Mr. McCarthy has served as Managing Director of Starwood Capital since July 2015, where he was responsible for managing and expanding relationships with Starwood Capital’s investors around the world. Mr. McCarthy previously served as Global Head of Asset Management for Starwood Capital from March 2009 to May 2012, during which time he also served on Starwood Capital’s Investment Committee. Prior to rejoining Starwood Capital, Mr. McCarthy served as Deputy Head of Europe for the Abu Dhabi Investment Authority (“ADIA”) from June 2012 to May 2015. During this time, Mr. McCarthy served on ADIA’s Executive and Global Strategy committees. Prior to this, Mr. McCarthy served as Global Co-Head of Asset Management for Lehman Brothers Real Estate Private Equity from June 2005 to February 2009 and was a Partner at O’Connor Capital Partners (“O’Connor”) and the Co-Head of the Europe Business. Prior to joining O’Connor, Mr. McCarthy worked for GE Capital where he held a variety of positions, including managing the firm’s real estate investing activities across Central Europe. Mr. McCarthy has previously served on several boards throughout his career, including ERE, a Paris, France based developer of European Shopping Malls, Deutsche Annington, a listed German based residential rental platform encompassing more than 180,000 units and McCarthy & Stone, formerly the UK’s largest developer of homes for seniors. Mr. McCarthy received a B.S. in Finance from the University of Connecticut, and an M.B.A. from Fordham University. Mr. McCarthy provides our Board of Directors with extensive investment management experience, particularly related to international markets and operating platforms.

Mark Deason has served as our Head of Asset & Portfolio Management since April 2019 and as a member of our Board of Directors and the Advisor’s Investment Committee since November 2017. Mr. Deason has served as Managing Director and Head of U.S. Asset Management at Starwood Capital since September 2016. In this role, Mr. Deason is responsible for overseeing the asset management of all non-hotel assets, including multifamily, office, industrial, retail and other asset classes, as well as Starwood Capital’s development function in the United States. While at Starwood Capital, Mr. Deason has participated in investments throughout the capital structure, including commercial, hospitality and residential acquisitions and developments. Prior to becoming a Managing Director, Mr. Deason served as a Senior Vice President at Starwood Capital since January 2011. Prior to joining Starwood Capital in 2003, Mr. Deason worked for Merrill Lynch & Co., Inc. in the firm’s real estate investment banking group, assisting west coast real estate, hospitality and gaming companies with a range of capital origination and mergers and acquisitions activities. He is a policy board member at the Fisher Center for Real Estate. Mr. Deason received a B.A. degree in business economics with a minor in accounting from the University of California, Los Angeles. Mr. Deason’s experience in asset management and acquisitions, particularly in the commercial sector, brings significant value to our Board of Directors in evaluating our portfolio and investment strategy.

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Austin Nowlin has served as a member of our Board of Directors since January 2021. He serves as a member of the Advisor’s Investment Committee and has served as a Managing Director and Head of Capital Markets for the Americas at Starwood Capital Group. In this role, he is responsible for all debt capital market activities for the Firm’s investments in the Americas, including, the origination, structuring, and execution of asset-level and fund/corporate-level financing activity. Since joining Starwood Capital in 2011, Mr. Nowlin has completed financings across all asset and product types, including revolving credit facilities, domestic and foreign balance sheet loans, construction financing, fixed and floating rate commercial mortgage-backed securities (“CMBS”), preferred and mezzanine financing. He is a member of the Investment Committees at Starwood Capital and Starwood Property Trust. Prior to joining Starwood Capital, Mr. Nowlin worked at Wells Fargo and its predecessor, Wachovia Securities, in leveraged finance. He began his career at Raymond James, where he focused on making equity investments in multifamily assets. Mr. Nowlin received a B.A. in economics from Florida State University. Mr. Nowlin’s experience in the debt capital markets brings significant value to our Board of Directors in executing our investment strategy.

Richard D. Bronson has served as a member of our Board of Directors since November 2017. Mr. Bronson has served as the Chairman of The Bronson Companies, LLC, a real estate development, investment and advisory company based in Beverly Hills, California since 2000. Mr. Bronson has been involved in the development of commercial properties throughout the United States for more than thirty years. Mr. Bronson has served as a director of Starwood Property Trust (NYSE: STWD) since 2009 and as a director of Invitation Homes (NYSE: INVH). Mr. Bronson previously served as a director of Mirage Resorts, Inc. and as a director of Tri Pointe Homes, Inc. (NYSE: TPH). Mr. Bronson served as President of New City Development, an affiliate of Mirage Resorts, Inc., where he oversaw many of the company’s new business initiatives and activities outside Nevada. Mr. Bronson has also served as a Trustee and Vice President of the International Council of Shopping Centers, an association representing 70,000 industry professionals in more than 100 countries. Mr. Bronson is a past Trustee of The Forman School and is a past Chairman of the Board of the Archer School for Girls. Mr. Bronson serves on the Advisory Board for the Neurosurgery Division at UCLA Medical Center. Mr. Bronson’s experience and knowledge in the real estate industry provides our board of directors with valuable insight into potential investments and the current state of the real estate markets.

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David B. Henry has served as a member of our Board of Directors since January 2018. Mr. Henry served as Chief Executive Officer of Kimco Realty Corporation (NYSE: KIM) (“Kimco”) from December 2009 to January 2016, as Vice Chairman of Kimco from May 2001 to January 2016 and in other capacities at Kimco. Before joining Kimco in April 2001, Mr. Henry served in various capacities at GE Capital Real Estate (“GE Capital”) since 1978, including as GE Capital’s Senior Vice President and Chief Investment Officer from 1998 to 2001. Mr. Henry also served as Chairman of GE Capital’s Investment Committee and as a member of its Credit Committee. Before joining GE Capital, Mr. Henry served as Vice President for Republic Mortgage Investors from 1973 to 1978. Mr. Henry serves on the Board of Directors of Healthpeak Properties, Inc. (NYSE: PEAK) since January 2004; Tanger Outlet Centers (NYSE: SKT), a publicly traded shopping center REIT, since January 2016; and Fairfield County Bank, a private Connecticut mutual savings bank, since July 2010. Mr. Henry previously served on the boards of VEREIT, Inc. (NYSE: VER), a publicly traded net lease REIT from September 2015 until its acquisition by Realty Income Corporation (NYSE: O) in November 2021, and Columbia Property Trust (NYSE: CXP), a REIT, from January 2016 until its acquisition by affiliates of PIMCO in December 2021. Mr. Henry is a past trustee and served as 2011-2012 Chairman of the International Council of Shopping Centers, and was a former Vice Chairman of the Board of Governors of the National Association of Real Estate Investment Trusts. Mr. Henry serves on the real estate advisory boards of New York University, Baruch College, Bucknell University, ALTO Real Estate Funds, Grupo Patio and Pine Tree LLC, and is a past member of the Columbia University Real Estate Forum. Mr. Henry is also the co-founder of Peaceable Street Capital, an equity lender for income producing commercial real estate properties. Mr. Henry received a B.S. in Business Administration from Bucknell University and an M.B.A. from the University of Miami in Miami, Florida. Mr. Henry’s extensive involvement with REITs which target a broad spectrum of assets helps provide our Board of Directors with an understanding of the market in which it competes for capital and investments.

Robin Josephs has served as a member of our Board of Directors since November 2017. Ms. Josephs has served on the board of directors of iStar Inc. (NYSE: STAR) (“iStar”), a real estate investment and development firm, since March 1998 and served as lead director since May 2007, with duties that include presiding at all executive sessions of the independent directors and serving as principal liaison between the chairman and the independent directors. Ms. Josephs is also chair of iStar’s nominating and corporate governance committee and a member of iStar’s compensation committee. Ms. Josephs also serves on the board of directors of Safehold, Inc. (NYSE: SAFE) which had its IPO in June 2017 and invests in ground leases and on the board of directors of SoftBank SPAC (NASDAQ: SVFB), a special purpose acquisition company affiliated with SoftBank Investment Advisers that was formed to enable an IPO-ready technology company to list publicly. She currently serves as a director, chair of the compensation committee and a member of the audit committee of MFA Financial, Inc. (NYSE: MFA), which is primarily engaged in investing in residential mortgage-backed securities. Ms. Josephs previously served as a director, member of the nominating and corporate governance committee and chair of the compensation committee of QuinStreet, Inc. (NASDAQ: QNST), a vertical marketing and online media company. From 2005 to 2007, Ms. Josephs served as a managing director of Starwood Capital. Previously, Ms. Josephs was a senior executive with Goldman Sachs & Co. in various capacities. Ms. Josephs is a trustee of the University of Chicago Cancer Research Foundation. Ms. Josephs received a B.S. degree in economics from the Wharton School of the University of Pennsylvania and an M.B.A. from Columbia University. Ms. Josephs’ previous employment as an investment banking professional and her extensive experience as a director of public companies brings valuable knowledge of finance, capital markets and corporate governance to our Board of Directors.

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Peggy Lamb has served as a member of our Board of Directors since January 2021. Since 2017, she has served as a Managing Director of Halstatt, LLC where she is responsible for the legacy investment portfolio and real estate investment activities. She is also a principal in the Halstatt Real Estate Investment Funds’ upcoming Fund IV. In her role, Ms. Lamb is responsible for originating, structuring, underwriting, and closing real estate investments as well as managing an existing diverse investment portfolio across multiple asset types. Ms. Lamb worked at Goldman Sachs from 1990 to 2005 and served in a number of management roles, including as COO for Investment Banking Real Estate Department and Chief of Staff for the Financing Group. Ms. Lamb retired from Goldman Sachs in 2005 but continued to consult for real estate companies, specializing in entry into the Chinese and Indian markets. Ms. Lamb received an M.B.A. from Harvard Business School and a B.S. from the University of Illinois. Ms. Lamb’s investment banking and real estate experience brings valuable knowledge to our Board of Directors.

Dale Anne Reiss has served as a member of our Board of Directors since November 2017. Ms. Reiss served as the Global and the Americas Director of Real Estate Hospitality and Construction at Ernst & Young LLP from 1995 until her retirement in 2011. Ms. Reiss serves as Managing Director of Artemis Advisors LLC, a real estate restructuring and consulting firm and as Senior Managing Director of Brock Capital Group LLC, a boutique investment bank, and as chairman of its affiliate, Brock Real Estate LLC. Ms. Reiss also serves as a director and chair of the audit committee of Tutor Perini Corporation (NYSE: TPC) and as a director of DigitalBridge Group, Inc. (NYSE: DBRG), where she is a member of its audit committee and the chair of its nominating and corporate governance committee. Ms. Reiss served as a director, chair of the audit committee and member of the nominating and governance committee of iStar (NYSE: STAR), as a director of CYS Investments, Inc. (NYSE: CYS) until its merger with Two Harbors Investment Corp. (NYSE: TWO) in 2018, and as a director and chair of the compensation committee of Care Capital Properties, Inc. (NYSE: CCP) until its merger with Sabra Health Care REIT, Inc. (NASDAQ: SBRA) in 2017. She is a governor of the Urban Land Institute Foundation where she has also served as a past treasurer and board member. Ms. Reiss received an M.B.A. from the University of Chicago, a B.S. degree from the Illinois Institute of Technology and is a certified public accountant. Ms. Reiss’s extensive experience as a director of public companies and in advising public and private real estate and hospitality companies, corporations and financial institutions in all aspects of development, investment and finance, provides our Board of Directors with valuable knowledge of real estate markets and corporate governance. Ms. Reiss is a financial expert.

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James E. Walker has served as a member of our Board of Directors since November 2017 and serves as our lead independent director. Since 2021, Mr. Walker has served as Managing Partner and Founder of Vinson Ventures, LLC, a boutique investment firm focused on building and growing early-stage companies. Since 2018, Mr. Walker also has served as a Strategic Partner of Jadian Capital, a real estate private equity investment firm. From 2020 to 2021, Mr. Walker served as Chief Executive Officer and Partner at Palm Ventures, LLC (“Palm”), a private investment firm in Greenwich, Connecticut. At Palm, Mr. Walker led an investment in the health and wellness industry. From April 2008 until December 2016, Mr. Walker served as a Managing Partner of Fir Tree Partners (“Fir Tree”), a top 50 global alternative asset investment firm. Mr. Walker co-founded Fir Tree’s real estate opportunity funds and co-led the development of Fir Tree’s real estate effort. At Fir Tree, Mr. Walker was jointly responsible for overall firm management, identified new areas of investment opportunity and led numerous activist opportunities. He was also a member of Fir Tree’s real estate investment committee and Chairman of its risk committee. Prior to joining Fir Tree in 2008, Mr. Walker was a co-founder and Managing Partner of Black Diamond Capital Management, LLC (“Black Diamond”), a privately held investment management firm specializing in both performing and non-performing debt. Prior to joining Black Diamond, he was a senior member of Kidder, Peabody & Co.’s structured finance group where he managed a proprietary investment vehicle. Mr. Walker began his career in structured finance at Bear Stearns & Co. in the asset-backed securities group. Mr. Walker also serves as a board member for Clarus Corporation (NASDAQ: CLAR), a global company focused on the outdoor and consumer enthusiast markets, and as a board member of Team USA, the foundation for the US Olympic Committee. He holds a B.S. in economics from Boston College’s Carroll School of Management. Mr. Walker’s extensive experience in real estate-related investing and the management of alternative investment vehicles provides our Board of Directors with valuable insight into potential investments and capital markets transactions.

At the Annual Meeting, we will vote each valid proxy returned to us for the nominees listed above unless the proxy specifies otherwise. Proxies may not be voted for more than eleven nominees for director. While our Board of Directors does not anticipate that any of the nominees will be unable to stand for election as a director at the Annual Meeting, if that is the case, proxies will be voted in favor of such other person or persons as our Board of Directors may designate.

VOTING RECOMMENDATION OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

The Board of Directors

Our business is managed by our Advisor, subject to the oversight and direction of our Board of Directors. Our Board of Directors has eleven members and is currently comprised of Messrs. Sternlicht, Harris, McCarthy, Deason, Nowlin, Bronson, Henry and Walker and Mses. Josephs, Lamb and Reiss.

Director Independence

Under our charter, a majority of our directors must be independent directors, except for a period of up to 60 days after the death, removal or resignation of an independent director pending the election of a successor independent director. Consistent with the limitations of the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007, our charter defines an independent director as a director who is not and has not for the last two years been associated, directly or indirectly, with Starwood Capital. A director is deemed to be associated with Starwood Capital if he or she owns any interest (other than an interest in us or an

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immaterial interest in an affiliate of us) in, is employed by, is an officer or director of, or has any material business or professional relationship with Starwood Capital, the Advisor or any of their affiliates, performs services (other than as a director) for us, or serves as a director or trustee for more than three REITs sponsored by Starwood Capital or advised by the Advisor. A business or professional relationship will be deemed material per se if the gross revenue derived by the director from Starwood Capital exceeds 5% of (1) the director’s annual gross revenue derived from all sources during either of the last two years or (2) the director’s net worth on a fair market value basis. An indirect relationship is defined to include circumstances in which the director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with Starwood Capital. Our charter requires that a director have at least three years of relevant experience and demonstrate the knowledge required to successfully acquire and manage the type of assets that we intend to acquire to serve as a director. Our charter also requires that at all times at least one of our independent directors must have at least three years of relevant real estate experience.

Based upon its review, our Board of Directors has affirmatively determined that each of Messrs. Bronson, Henry and Walker and Mses. Josephs, Lamb and Reiss are “independent” members of our Board of Directors as defined by the NYSE and our charter, including with respect to committee service on the Audit Committee of our Board of Directors (the “Audit Committee”) and on the Compensation Committee of our Board of Directors (the “Compensation Committee”).

Board of Directors Composition

We do not have a standing nominating committee. Our Board of Directors has determined that it is appropriate not to have a nominating committee because our Board of Directors presently considers all matters for which a nominating committee would be responsible. Each member of our Board of Directors participates in the consideration of nominees. Our Board of Directors believes that the significance of each director nominee’s qualifications, experience, attributes and skills is particular to that individual, meaning that there is no single test applicable to all director candidates. The effectiveness of the board is best evaluated as a group of directors, rather than at an individual director level. As a result, our Board of Directors has not established specific minimum qualifications that must be met by each individual wishing to serve as a director. When evaluating candidates for a position on our Board of Directors, the Board of Directors considers the potential impact of the candidate, along with his or her particular experiences, on the board as a whole. The diversity of a candidate’s background or experiences, when considered in comparison to the background and experiences of other members of the Board of Directors, may or may not impact our Board of Directors’ view as to the candidate. In evaluating director candidates, our Board of Directors considers all factors that it deems relevant.

In recommending director nominees to our Board of Directors, our Board of Directors solicits candidate recommendations from its current members and our management. Our Board of Directors also will consider recommendations made by stockholders for director nominees who meet the established director criteria set forth above. In evaluating the persons recommended as potential directors, our Board of Directors will consider each candidate without regard to the source of the recommendation and take into account those factors that our Board of Directors determines are relevant. Stockholders may directly nominate potential directors by satisfying the procedural requirements for such nomination as provided in Article II, Section 11(a) of our bylaws.

In conducting its annual self-assessment and nominating the director nominees, our Board of Directors determined that each director nominee has the business experience, skills, perspectives, independent and diversity in relation to our company’s needs. In addition to a demonstrated record of business and professional accomplishment, each of our director nominees has substantial experience serving on boards, including our Board of Directors and boards of other organizations. Each of our directors has gained substantial insight as to the operation of our company and has demonstrated a commitment to discharging his or her oversight responsibilities as a director.

For so long as the Advisory Agreement is in effect, the Advisor has the right to nominate, subject to the approval of such nomination by our Board of Directors, three affiliated directors to the slate of directors to be voted on by our stockholders at our annual meeting of stockholders; provided, however, that such number of director nominees shall be reduced as necessary by a number that will result in a majority of directors being independent of Starwood Capital. Our Board of Directors must also consult with the Advisor in connection with (i) its selection of each independent director for nomination to the slate of directors to be voted on at the annual meeting of stockholders, and (ii) filling any vacancies created by the removal, resignation, retirement or death of any director.

Our Board of Directors currently has two standing committees: an Audit Committee and a Compensation Committee. The Audit Committee charter and the Compensation Committee charter are available on our website, www.starwoodnav.reit, under the “Literature” tab.

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Audit Committee

The Audit Committee is currently comprised of Mses. Reiss and Lamb and Messrs. Walker and Henry, with Ms. Reiss serving as chairperson. All Audit Committee members are “independent,” consistent with the qualifications set forth in our charter, the listing standards of the NYSE and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to boards of directors in general and audit committees in particular. Ms. Reiss and Mr. Henry are each qualified as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K under the Exchange Act. The Audit Committee assists the Board of Directors in overseeing:

our accounting and financial reporting processes;

the integrity and audits of our financial statements;

our compliance with legal and regulatory requirements;

the qualifications and independence of our independent auditors; and

the performance of our internal and independent auditors.

In addition, the Audit Committee selects the independent auditors to audit our annual financial statements and reviews with the independent auditors the plans and results of the audit engagement. The audit committee also approves the audit and non-audit services provided by the independent public accountants and the fees we pay for these services.

The Audit Committee has adopted procedures for the processing of complaints relating to accounting, internal control and auditing matters. The Audit Committee oversees the review and handling of any complaints submitted pursuant to the forgoing procedures and of any whistleblower complaints subject to Section 21F of the Exchange Act.

Compensation Committee

On May 7, 2021, our Board of Directors established the Compensation Committee, which is currently comprised of Mr. Bronson and Mses. Josephs and Lamb, with Ms. Josephs serving as chairperson. All Compensation Committee members are “independent,” consistent with the qualifications set forth in our charter, and are “non-employee directors,” as such term is defined in Rule 16b-3 under the Exchange Act. The Compensation Committee’s responsibilities and duties are described in its charter and include:

establishing our general philosophy relating to independent director compensation and overseeing the development and implementation of compensation programs;

reviewing from time-to-time when and as it deems appropriate the compensation and benefits for the independent directors and approve or recommend to our Board of Directors for its action, any changes in such compensation and benefits; and

administering, reviewing approving or recommending for approval by our Board of Directors, the company’s equity-based plans and overseeing the activities of individuals responsible for administering those plans.

We are externally managed by the Advisor and currently have no employees. Our executive officers serve as officers of the Advisor and are employees of the Advisor or one or more of its affiliates. Our executive officers do not receive any cash compensation from us or any of our subsidiaries for serving as our executive officers but, instead, receive compensation from the Advisor. In addition, we do not reimburse the Advisor for compensation it pays to our executive officers. As such, all decisions with respect to the compensation of our executive officers are made by the Advisor. However, if we later decide to directly grant awards to our executive officers under a company equity-based plan, the Compensation Committee must approve such awards.

Meetings

Directors are expected to attend meetings of our Board of Directors and meetings of the committees on which they serve, to spend the time needed and to meet as frequently as necessary, in order to discharge their responsibilities properly. Our Board of Directors conducts its business through meetings of the Board of Directors, actions taken by written consent in lieu of meetings and by actions of its committees. During the fiscal year ended December 31, 2022, the Board of Directors held six meetings, the Audit Committee held four meetings and the Compensation Committee held one meeting. Each director attended at least 75% of the combined number of meetings of the Board of Directors and meetings of committees on which he or she served during the period in 2022 in which he or she served as a director or member of such committee, as applicable.

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We do not have a formal policy regarding attendance by directors at our annual meeting of stockholders but invite and encourage all directors to attend. We make every effort to schedule our annual meeting of stockholders at a time and date to permit attendance by directors, taking into account the directors’ schedules and the timing requirements of applicable law. Nine of our directors virtually attended our annual meeting in 2022.

Executive Sessions

Our independent directors regularly hold executive sessions at which management is not present.

Board Leadership Structure and Role in Risk Oversight

The Board of Directors has structured itself in a manner that it believes allows it to perform its oversight function effectively. A majority of our directors are independent. Our offices of Chairman of the Board of Directors and Chief Executive Officer are separate even though such separation is not required. Mr. Sternlicht, as our Chairman of the Board of Directors, is responsible for our strategic direction and oversight, while Mr. Harris, as our Chief Executive Officer, is responsible for the execution of our business strategy, financial affairs and operations.

In addition, the Board of Directors has determined that since the Chairman of the Board of Directors is not an independent director, a lead independent director should be appointed by a majority of our independent directors. Our independent directors have appointed Mr. Walker to serve as our lead independent director. Key responsibilities of our lead independent director include, among others, presiding at executive sessions of independent directors, facilitating communications between the independent directors and the Chairman of the Board of Directors and Chief Executive Officer, and calling meetings of the independent directors, as necessary.

As with every business, we confront and must manage various risks including financial and economic risks related to the performance of our portfolio and how our investments have been financed. Pursuant to our charter and bylaws and the Maryland General Corporation Law, our business and affairs are managed under the direction of our Board of Directors. Our Advisor is responsible for the day-to-day management of risks we face, while our Board of Directors has responsibility for establishing broad corporate policies for our overall operation and for the direction and oversight of our risk management. Members of our Board of Directors keep informed of our business by participating in meetings of our Board of Directors and the Audit Committee, by reviewing analyses, reports and other materials provided to them by and through discussions with our Advisor and our executive officers.

In connection with their oversight of risks to our business, our Board of Directors and the Audit Committee consider feedback from our Advisor concerning the risks related to our business, operations and strategies. The Audit Committee also assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The Compensation Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. Our compensation policies and practices, pursuant to which we pay no cash compensation to our Advisor’s officers and employees since they are compensated by our Advisor or its affiliates, do not create risks that are reasonably likely to have a material adverse effect on us. With respect to cybersecurity risk oversight, our Board of Directors and/or the Audit Committee receive periodic reports and/or updates from management on the primary cybersecurity risks facing our company and our Advisor and the measures we and our Advisor are taking to mitigate such risks. In addition to such reports, our Board of Directors or the Audit Committee receive updates from management as to changes to our and the Advisor’s cybersecurity risk profile or certain newly identified risks.

Corporate Governance

Code of Ethics

We have adopted a Code of Ethics that applies to all of our directors, officers and employees (if any), and to all of the officers and employees of the Advisor, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Ethics, as it relates to those also covered by Starwood Capital’s code of conduct, operates in conjunction with, and in addition to, Starwood Capital’s code of conduct. Our Code of Ethics is designed to comply with SEC regulations relating to codes of conduct and ethics. Our Code of Ethics is available on our website, www.starwoodnav.reit, under the “Literature” tab.

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Any waiver of the Code of Ethics may be made only by our Board of Directors or the Audit Committee and will be promptly disclosed as required by law. Any modifications to the Code of Ethics will be reflected on our website.

Corporate Governance Guidelines

We have also adopted Corporate Governance Guidelines to advance the functioning of our Board of Directors and its committees and to set forth our Board of Directors’ expectations as to how it and they should perform its and their respective functions. Our Corporate Governance Guidelines are available on our website, www.starwoodnav.reit, under the “Literature” tab.

Corporate Social Responsibility

We are externally managed by our Advisor, which is a subsidiary of Starwood Capital. As a result, the corporate social responsibility initiatives undertaken by Starwood Capital impact the business decisions made on our behalf by our Advisor. The investment decision-making process and our Advisor’s corporate operations strategy incorporate material environmental, social and governance (“ESG”) factors.

Starwood Capital believes that a focus on material ESG factors helps advance its goal of long-term value creation by strengthening its operations and increasing efficiencies in its asset management, property management, and risk management practices. Starwood Capital has established an ESG Steering Committee, consisting of senior leaders across various sectors of the firm, to oversee the integration of applicable ESG factors firm-wide and a dedicated ESG team that partners with Starwood Capital’s real estate professionals to implement various initiatives aimed at mitigating risk and enhancing the value of the real estate managed by Starwood Capital, including our portfolio.

Starwood Capital is committed to maintaining a positive, inclusive, and rewarding work environment for its employees. Starwood Capital regularly explores opportunities to enhance its commitment to diversity and inclusion across the firm, through a combination of HR-driven diversity and inclusion recruiting and retention/career development initiatives. Starwood Capital has collaborated with leading diversity and inclusion organizations globally, including the Institutional Limited Partners Association Diversity in Action Initiative, to which Starwood Capital is a signatory.

Hedging Policy

Our Board of Directors has not adopted, and we do not have, any specific practices or policies regarding the ability of our officers, our directors, the employees of our sponsor and its affiliates, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities.

Annual Board Self-Assessment

Our Board of Directors annually conducts a self-evaluation (with anonymous responses permitted) to determine whether it, the Audit Committee and the Compensation Committee are functioning effectively and to identify opportunities to enhance their effectiveness.

Stockholder Nominations and Communications Policy

Stockholders may communicate with the Board of Directors or any of its directors. Stockholders who wish to communicate with the Board of Directors may do so by sending written communications addressed to our Secretary, c/o Starwood Real Estate Income Trust, Inc., 2340 Collins Avenue, Miami Beach, Florida 33139, except in situations where such communications relate to accounting matters, in which case, stockholders should send such communications to the Chairperson of the Audit Committee, c/o Starwood Real Estate Income Trust, Inc. at the address above. All communications will be compiled by our Secretary, who will determine whether they should be presented to our Board of Directors. The purpose of this screening is to avoid having our Board of Directors consider irrelevant or inappropriate communications (such as advertisements and solicitations). Our Secretary will submit all appropriate communications to our Board of Directors, the Audit Committee, the Compensation Committee or the relevant individual director(s), as appropriate. All communications directed to the Audit Committee that relate to questionable accounting or auditing matters involving our company will be promptly and directly forwarded to the Audit Committee.

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Executive Officers

The following table sets forth the positions, ages as of May 1, 2023 and selected biographical information for our executive officers. Biographical information for Messrs. Sternlicht, Harris and McCarthy is provided above under “Proposal 1 — Election of Directors—Nominees for Election as Directors.”

Name	Age	Position

Barry S. Sternlicht	62	Chairman of the Board

Sean Harris	39	Chief Executive Officer, President and Director

John P. McCarthy, Jr.	61	Vice Chairman of the Board

Chris Lowthert	50	Chief Financial Officer and Treasurer

Matthew S. Guttin	44	Chief Compliance Officer and Secretary

Chris Lowthert has served as our Chief Financial Officer and Treasurer since November 2020, roles he previously held from October 2017 to April 2019. Mr. Lowthert serves on the Advisor’s Investment Committee and as a Managing Director for Starwood Capital. He has also served as Senior Vice President and Chief Accounting Officer of Funds at Starwood Capital since January 2016. In this role, he is responsible for all fund-level financial accounting and reporting. Prior to joining Starwood Capital in 2016, Mr. Lowthert held various senior risk and financial roles with GE Capital Real Estate (“GE Capital”) including Asset Quality & Portfolio Monitoring Leader from October 2014 to December 2015, Controller of North America from August 2012 to October 2014, Chief Financial Officer of Global Investment Management from October 2010 to August 2012 and Chief Financial Officer of U.S. Equity from April 2009 to September 2010. Before joining GE Capital, Mr. Lowthert served as Director of Corporate Audit at MassMutual Financial Group. Mr. Lowthert began his career at PricewaterhouseCoopers, LLP where he was an audit manager in the firm’s financial services group in its New York office, focusing on public and private real estate clients. Mr. Lowthert received a B.S. in accounting from Saint Michael’s College. He is also a certified public accountant (inactive).

Matthew S. Guttin has served as our Secretary since October 2017 and as our Chief Compliance Officer since our formation in June 2017. Mr. Guttin has also served as Chief Compliance Officer for Starwood Capital since August 2010. As the Chief Compliance Officer, Mr. Guttin is responsible for overseeing the firm’s regulatory and compliance program. Before joining Starwood Capital, Mr. Guttin practiced corporate finance and real estate law at Cahill Gordon & Reindel, LLP, Fried, Frank, Harris Shriver & Jacobson, LLP and DiSanto LLP. Mr. Guttin is an employee of Rinaldi, Finkelstein & Franklin, L.L.C., Starwood Capital’s lead outside counsel. Mr. Guttin received a B.S. in Political Science from the University of Rochester and a J.D. from Georgetown University Law Center. He is licensed to practice law in New York and Connecticut and holds the Series 7 and Series 24 licenses.

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Compensation of Directors

and Executive Officers

Executive Compensation

We are externally managed by the Advisor and currently have no employees. Our executive officers serve as officers of the Advisor and are employees of the Advisor or one or more of its affiliates. The Advisory Agreement between our company, the Operating Partnership and the Advisor (as amended, the “Advisory Agreement”) provides that the Advisor is responsible for managing our investment activities, as such our executive officers do not receive any cash compensation from us or any of our subsidiaries for serving as our executive officers but, instead, receive compensation from the Advisor. In addition, we do not reimburse the Advisor for compensation it pays to our executive officers. The Advisory Agreement does not require our executive officers to dedicate a specific amount of time to fulfilling the Advisor’s obligations to us under the Advisory Agreement. Accordingly, the Advisor has informed us that it cannot identify the portion of the compensation it awards to our executive officers that relates solely to such executives’ services to us, as the Advisor does not compensate its employees specifically for such services. Furthermore, we do not have employment agreements with our executive officers, we do not provide pension or retirement benefits, perquisites or other personal benefits to our executive officers, our executive officers have not received any nonqualified deferred compensation and we do not have arrangements to make payments to our executive officers upon their termination or in the event of a change in control of us.

Although we do not pay our executive officers any cash compensation, we pay the Advisor the fees described below under the heading “Transactions with Related Persons and Certain Control Persons.”

Non-Employee Director Compensation

Effective January 1, 2022, our independent directors received an annual retainer of $225,000, plus an additional retainer of $15,000 to the chairperson of our Audit Committee and an additional retainer of $10,000 to the chairperson of our Compensation Committee. In November 2022, our board of directors amended our independent director compensation plan, such that, effective January 1, 2023, our independent directors receive an annual retainer of $225,000, plus an additional retainer of $20,000 to the chairperson of our Audit Committee, an additional retainer of $10,000 to the chairperson of our Compensation Committee and an additional retainer of $20,000 to the lead independent director. We pay in quarterly installments 40% of this compensation in cash and the remaining 60% in an annual grant of Class I restricted stock based on the most recent prior month’s NAV.

The restricted stock granted, including any distribution reinvestment plan shares associated with the unvested restricted stock, shall vest and become non-forfeitable on the one-year anniversary of the grant date, provided, in each case, that the independent director is providing services to us as a director on each such vesting date.

We do not pay our directors additional fees for attending board meetings, but we reimburse each of our directors for reasonable out-of-pocket expenses incurred in attending board and committee meetings (including, but not limited to, airfare, hotel and food). Our directors who are affiliated with Starwood Capital, including the Advisor, receive no additional compensation for serving on the Board of Directors or committees thereof.

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The following table sets forth the compensation to our directors for the fiscal year ended December 31, 2022:

Name(1)	Fees Earned or Paid in Cash	Stock Awards(2)	Total

Barry S. Sternlicht	$ —	$ —	$ —

John P. McCarthy, Jr.	—	—	—

Christopher D. Graham(3)	—	—	—

Mark Deason	—	—	—

Austin Nowlin	—	—	—

Richard D. Bronson	89,985	135,015	225,000

David B. Henry	89,985	135,015	225,000

Robin Josephs	93,996	141,004	235,000

Peggy Lamb	89,985	135,015	225,000

Dale Anne Reiss	96,001	143,999	240,000

James E. Walker	89,985	135,015	225,000

Independent Director Restricted Share Plan

We have adopted a restricted share plan that permits our Board of Directors to grant restricted stock and/or restricted stock units to our independent directors in order to: (i) attract and retain independent directors by affording them an opportunity to share in our future successes, (ii) strengthen the mutuality of interests between such independent directors and our stockholders, and (iii) provide the independent directors with a proprietary interest in maximizing our growth, profitability and overall success.

We have authorized and reserved an aggregate maximum number of 200,000 shares for issuance under the restricted share plan. The maximum aggregate number of shares of our Class I common stock associated with any award granted under the restricted share plan in any calendar year to any one independent director is 10,000. In the event of a transaction between us and our stockholders that causes the per-share value of our Class I common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the plan will be adjusted proportionately and the Board of Directors will make such adjustments to the plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Our Board of Directors may in its sole discretion at any time determine that all or a portion of a participant’s awards will become fully vested. The plan will automatically expire on the tenth anniversary of the date on which it is approved by our Board of Directors, unless extended or earlier terminated by our Board of Directors. Our Board of Directors may terminate the plan at any time. The expiration or other termination of the plan will not, without the participant’s consent, have an adverse impact on any award that is outstanding at the time the plan expires or is terminated. Our Board of Directors may amend the plan at any time, but no amendment will adversely affect any award without the participant’s consent and no amendment to the plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the plan.

(1)	Mr. Harris did not serve as a member of our Board of Directors during the year ended December 31, 2022.

(2)

Includes the total value in restricted stock granted to each of our independent directors during the year ended December 31, 2022. The grants of Class I restricted shares were made in August 2022 and vest in August 2023. The grants were valued based on a NAV per share of $27.47, the then-current NAV per share of our Class I shares.

(3)	Effective May 9, 2023, Mr. Graham no longer serves as a member of our Board of Directors or as our Chief Investment Officer.

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The following table summarizes information, as of December 31, 2022, relating to our equity compensation plans pursuant to which shares of our common stock or other equity securities may be granted from time to time:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted-average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)

Equity compensation plans approved by security holders	—	$—	113,908

Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	—	$—	113,908

Our Board of Directors is responsible for determining the form and amount of compensation that is paid to our independent directors. In addition, our executive officers may make recommendations regarding the compensation level for the independent directors and provide comparison data. Our Board of Directors periodically assesses the level of independent director compensation, taking into account the responsibilities and duties of the independent directors and the time required to perform those duties. In determining the level of independent director compensation, our Board of Directors attempts to be consistent with market practices, but does not set compensation at a level that would call into question the independent directors’ objectivity. Our Compensation Committee assists the Board of Directors with respect to compensation-related items as described above.

Compensation Committee Interlocks

and Insider Participation

Our Board of Directors established the Compensation Committee, which is composed of Mr. Bronson and Mses. Josephs and Lamb, none of whom were officers or employees of the Company during the fiscal year ended December 31, 2022, and none of whom had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K under the Exchange Act. During the fiscal year ended December 31, 2022, none of our executive officers served as:

a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Board of Directors; or

a director of another entity, one of whose executive officers served on our Board of Directors.

26	S T A R W O O D R E A L E S T A T E I N C O M E T R U S T

Security Ownership of Certain Beneficial

Owners and Management

The following table sets forth, as of May 10, 2023, information regarding the number and percentage of shares owned by each director, our chief executive officer, each executive officer, all directors and executive officers as a group, and any person known to us to be the beneficial owner of more than 5% of outstanding shares of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and may include certain securities that a person has the right to obtain in the future subject to certain vesting conditions. The address for each of the persons named below is in care of our principal executive offices at 2340 Collins Avenue, Miami Beach, Florida 33139.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of All Shares

Directors and Executive Officers

Barry S. Sternlicht(2)	4,490,912	*

Sean Harris(3)	66,634	*

John P. McCarthy, Jr.(3)	99,027	*

Chris Lowthert(3)	9,191	*

Matthew S. Guttin(3)	13,838	*

Mark Deason	232,427	*

Austin Nowlin	22,184	*

Richard D. Bronson(4)	16,293	*

David B. Henry(4)	16,150	*

Robin Josephs(4)	16,933	*

Peggy Lamb(4)	12,758	*

Dale Anne Reiss(4)	17,916	*

James E. Walker(4)	6,937	*

All directors and executive officers as a group	5,021,200	1.05%

*	Represents less than 1%.

(1)	All shares listed in the table above are Class I shares.

(2)

As of May 10, 2023, Starwood Real Estate Income Holdings, L.P. owned 252,224 Class I shares, which are deemed to be beneficially owned by Mr. Sternlicht. As of May 10, 2023, Starwood REIT Advisors, L.L.C. owned 758,797 Class I shares, which are deemed to be beneficially owned by Mr. Sternlicht.

(3)	Includes an aggregate of 35,238 unvested shares across certain executive officers that are subject to vesting conditions.

(4)	Each of our independent directors received a grant of restricted Class I shares, as part of their annual compensation, on August 1, 2022, which will vest on August 1, 2023.

P R O X Y S T A T E M E N T 2 0 2 3	27

Transactions with Related Persons

and Certain Control Persons

The following describes all transactions during the fiscal year ended December 31, 2022 and currently proposed transactions involving us, our directors, our Advisor, Starwood Capital and any affiliate thereof.

Our Relationship with Our Advisor and Starwood Capital

We are externally managed by our Advisor, Starwood REIT Advisors, L.L.C., a Delaware limited liability company, which is responsible for sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our Board of Directors. The Advisor is a subsidiary of our sponsor, Starwood Capital Group Holdings, L.P. All of our officers and directors, other than the independent directors, are employees of Starwood Capital. We have and will continue to have certain relationships with the Advisor and its affiliates.

Advisory Agreement

We are managed and advised by the Advisor pursuant to the Advisory Agreement that first became effective December 15, 2017; however, we did not commence active operations until December 21, 2018, when we had satisfied the minimum offering requirement in our initial public offering and our Board of Directors authorized the release of proceeds from escrow to us.

Pursuant to the Advisory Agreement and subject to the supervision of our Board of Directors, the Advisor is responsible for, among other things:

serving as an advisor to us and the Operating Partnership with respect to the establishment and periodic review of our investment guidelines and our and the Operating Partnership’s investments, financing activities and operations;

sourcing, evaluating and monitoring our and the Operating Partnership’s investment opportunities and executing the acquisition, management, financing and disposition of our and the Operating Partnership’s assets, in accordance with our investment guidelines, policies and objectives and limitations, subject to oversight by our Board of Directors;

with respect to prospective acquisitions, purchases, sales, exchanges or other dispositions of investments, conducting negotiations on our and the Operating Partnership’s behalf with sellers, purchasers, and other counterparties and, if applicable, their respective agents, advisors and representatives, and determining the structure and terms of such transactions;

providing us with portfolio management and other related services;

serving as our advisor with respect to decisions regarding any of our financings, hedging activities or borrowings; and

engaging and supervising, on our and the Operating Partnership’s behalf and at our and the Operating Partnership’s expense, various service providers.

The above summary is provided to illustrate the material functions that the Advisor performs for us and it is not intended to include all of the services that may be provided to us by the Advisor or third parties.

28	S T A R W O O D R E A L E S T A T E I N C O M E T R U S T

Management Fee, Performance Participation

Interest and Expense Reimbursements

Management Fee. As compensation for its services provided pursuant to the Advisory Agreement, we pay the Advisor a management fee of 1.25% of NAV per annum payable monthly. Additionally, to the extent that our Operating Partnership issues Operating Partnership units to parties other than us, our Operating Partnership will pay the Advisor a management fee equal to 1.25% of the NAV of the Operating Partnership attributable to such Operating Partnership units not held by us per annum payable monthly. In calculating our management fee, we will use our NAV before giving effect to accruals for the management fee, performance participation interest, stockholder servicing fees or distributions payable on our shares. During the year ended December 31, 2022, we incurred management fees of $167.1 million.

Performance Participation Allocation. So long as the Advisory Agreement has not been terminated, Starwood REIT Special Limited Partner, L.L.C. (the “Special Limited Partner”), a wholly owned subsidiary of our sponsor, holds a performance participation interest in the Operating Partnership that entitles it to receive an allocation from our Operating Partnership equal to 12.5% of the Total Return, subject to a 5% Hurdle Amount and a High Water Mark, with a Catch-Up (each term as defined below). Such allocation will be made annually and accrue monthly.

Specifically, the Special Limited Partner will be allocated a performance participation in an amount equal to:

First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such annual Excess Profits until the total amount allocated to the Special Limited Partner equals 12.5% of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the Special Limited Partner pursuant to this clause (this is commonly referred to as a “Catch-Up”); and

Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.

“Total Return” for any period since the end of the prior calendar year shall equal the sum of:

(i)	all distributions accrued or paid (without duplication) on the Operating Partnership units outstanding at the end of such period since the beginning of the then-current calendar year; plus

(ii)

the change in aggregate NAV of such units since the beginning of the year, before giving effect to (x) changes resulting solely from the proceeds of issuances of Operating Partnership units, (y) any allocation/accrual to the performance participation interest and (z) applicable stockholder servicing fee expenses (including any payments made to us for payment of such expenses).

For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the NAV of units issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such units.

“Hurdle Amount” for any period during a calendar year means that amount that results in a 5% annualized internal rate of return on the NAV of the Operating Partnership units outstanding at the beginning of the then-current calendar year and all Operating Partnership units issued since the beginning of the then-current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such units and all issuances of Operating Partnership units over the period and calculated in accordance with recognized industry practices. The ending NAV of the Operating Partnership units used in calculating the internal rate of return will be calculated before giving effect to any allocation/accrual to the performance participation interest and applicable stockholder servicing fee expenses. For the avoidance of doubt, the calculation of the Hurdle Amount for any period will exclude any Operating Partnership units repurchased during such period, which units will be subject to the performance participation allocation upon repurchase as described below.

Except as described in Loss Carryforward below, any amount by which Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.

“Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided that the Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Operating Partnership units repurchased during such year, which units will be subject to the performance participation allocation upon repurchase as described below. The effect of the Loss Carryforward Amount is

P R O X Y S T A T E M E N T 2 0 2 3	29

that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Special Limited Partner’s performance participation. This is referred to as a “High Water Mark.”

The Special Limited Partner will also be allocated a performance participation with respect to all Operating Partnership units that are repurchased at the end of any month (in connection with repurchases of our shares in our share repurchase plan) in an amount calculated as described above with the relevant period being the portion of the year for which such unit was outstanding, and proceeds for any such unit repurchase will be reduced by the amount of any such performance participation.

Distributions on the performance participation interest may be payable in cash or Class I units at the election of the Special Limited Partner. If the Special Limited Partner elects to receive such distributions in Operating Partnership units, the Special Limited Partner may request the Operating Partnership to repurchase such Operating Partnership units from the Special Limited Partner at a later date. Any such repurchase requests will not be subject to the Early Repurchase Deduction but will be subject to the same repurchase limits that exist under our share repurchase plan. The Operating Partnership will repurchase any such Operating Partnership units for cash unless our Board of Directors determines that any such repurchase for cash would be prohibited by applicable law or our charter, in which case such Operating Partnership units will be repurchased for shares of our common stock with an equivalent aggregate NAV. During the fiscal year ended December 31, 2022, the Special Limited Partner earned a performance participation interest of $102.3 million, which amount was paid to the Special Limited Partner in the form of approximately 3.9 million Class I units of our Operating Partnership, effective January 1, 2023.

Expense Reimbursement. Under the Advisory Agreement, and subject to the limitations described below under “—Reimbursement by the Advisor,” the Advisor is entitled to reimbursement of all costs and expenses incurred by it or its affiliates on our behalf, provided that the Advisor is responsible for the expenses related to any and all personnel of the Advisor who provide investment advisory services to us pursuant to the Advisory Agreement (including, without limitation, each of our executive officers and any directors who are also directors, officers or employees of the Advisor or any of its affiliates), including, without limitation, salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel. Without limiting the generality of the foregoing, costs eligible for reimbursement include out-of-pocket costs and expenses the Advisor incurs in connection with the services it provides to us (including personnel expenses other than those of investment advisory personnel described above) related to (1) legal, accounting and printing fees and other expenses attributable to our organization, preparation of the registration statement, registration and qualification of our common stock for sale with the SEC and in the various states and filing fees incurred by the Advisor, (2) the actual cost of goods and services used by us and obtained from third parties, including fees paid to administrators, consultants, attorneys, technology providers and other service providers, and brokerage fees paid in connection with the purchase and sale of investments and securities, (3) expenses of managing and operating our properties, whether payable to an affiliate or a non-affiliated person, and (4) out-of-pocket expenses in connection with the selection, evaluation, structuring, acquisition, origination, financing and development of properties and real estate-related assets, whether or not such investments are acquired. Such out-of-pocket costs and expenses will include expenses relating to compliance-related matters and regulatory filings relating to our activities (including, without limitation, expenses relating to the preparation and filing of Form PF, Form ADV, reports to be filed with the CFTC, reports, disclosures, and other regulatory filings of the Advisor and its affiliates relating to our activities (including our pro rata share of the costs of the Advisor and its affiliates of regulatory expenses that relate to us and Other Starwood Accounts)). “Other Starwood Accounts” means investment funds, REITs, vehicles, accounts, products and other similar arrangements sponsored, advised or managed by Starwood Capital, whether currently in existence or subsequently established (in each case, including any related successor funds, alternative vehicles, supplemental capital vehicles, surge funds, over-flow funds, co-investment vehicles and other entities formed in connection with Starwood Capital or its affiliates side-by-side or additional general partner investments with respect thereto).

The Advisor advanced all of our organization and offering expenses on our behalf (including legal, accounting, printing, mailing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our escrow agent and transfer agent, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging, and meals, but excluding selling commission, dealer manager fees and stockholder servicing fees) through December 21, 2019. The Advisor and its affiliates incurred $7.3 million of organization and offering costs (excluding upfront selling commissions, dealer manager fees and stockholder servicing fees) on our behalf through December 21, 2019. We are reimbursing the Advisor for all such advanced expenses ratably over the 60 month period, which commenced in January 2020. We reimburse the Advisor for any organization and offering expenses that it incurs on our behalf following December 21, 2019 as and when such expenses are incurred. Wholesaling compensation expenses of persons associated with the Dealer Manager (defined below) are paid by the Advisor without reimbursement from us. As of December 31, 2022, we reimbursed the Advisor a total of $4.5 million for organization and offering costs.

30	S T A R W O O D R E A L E S T A T E I N C O M E T R U S T

During the year ended December 31, 2022, we reimbursed the Advisor $1.5 million for organization and offering costs. After the termination of the primary portion of each offering, the Advisor has agreed to reimburse us to the extent that the organization and offering expenses that we incur exceed 15% of our gross proceeds from such offering.

The Advisor advanced approximately $0.1 million of our operating expenses incurred from July 13, 2017 (date of initial capitalization) through December 31, 2018. We reimburse the Advisor for such advanced expenses ratably over the 60 month period, which commenced in January 2020. Operating expenses incurred after December 31, 2018 are paid by us as incurred.

As of December 31, 2022, the Advisor had incurred approximately $15.8 million of expenses on our behalf for general corporate expenses. Such amounts are reimbursed to the Advisor one month in arrears, as permitted by the Advisory Agreement.

Reimbursement by the Advisor. The Advisor will reimburse us for any expenses that cause our Total Operating Expenses, including any distributions made to the Special Limited Partner with respect to its performance participation interest in the Operating Partnership, in any four consecutive fiscal quarters to exceed the greater of: (1) 2% of our Average Invested Assets and (2) 25% of our Net Income. This limit may be exceeded only if our independent directors have made a finding that, based on such unusual and non-recurring factors as they deem sufficient, a higher level of expenses is justified, and such finding is recorded in the minutes of a meeting of the independent directors. For purposes of these limits:

“Total Operating Expenses” are all costs and expenses paid or incurred by us, as determined under generally accepted accounting principles, including the management fee and the performance participation, but excluding: (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our capital stock, (ii) property-level expenses incurred at each property, (iii) interest payments, (iv) taxes, (v) non-cash expenditures such as depreciation, amortization and bad debt reserves, (vi) incentive fees paid in compliance with our charter, (vii) acquisition fees and acquisition expenses related to the selection and acquisition of assets, whether or not a property is actually acquired, (viii) real estate commissions on the sale of property and (ix) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

“Average Invested Assets” means, for any period, the average of the aggregate book value of our assets, invested, directly or indirectly, in equity interests in and loans secured by real estate, including all properties, real estate-related debt and real estate-related securities and consolidated and unconsolidated joint ventures or other partnerships, before deducting depreciation, amortization, impairments, bad debt reserves or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

“Net Income” means, for any period, total revenues applicable to such period, less the total expenses applicable to such period other than additions to, or allowances for, non-cash charges such as depreciation, amortization, impairments and reserves for bad debt or other similar non-cash reserves.

Notwithstanding the foregoing, to the extent that our Total Operating Expenses exceed these limits and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors that they deem sufficient, the Advisor would not be required to reimburse us. Within 60 days after the end of any fiscal quarter for which our Total Operating Expenses for the four consecutive fiscal quarters then ended exceed these limits and our independent directors approve such excess amount, we will send our stockholders a written disclosure of such fact, or will include such information in our next quarterly report on Form 10-Q or in a current report on Form 8-K filed with the SEC, together with an explanation of the factors our independent directors considered in arriving at the conclusion that such excess expenses were justified. In addition, our independent directors will review at least annually the total fees and expense reimbursements for operating expenses paid to the Advisor and the Special Limited Partner to determine if they are reasonable in light of our performance, our net assets and our net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination will be recorded in the minutes of a meeting of the independent directors.

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Term and Termination Rights under

the Advisory Agreement

The term of the Advisory Agreement is for one year, subject to renewals by our Board of Directors for an unlimited number of successive one-year periods. Our independent directors will evaluate the performance of the Advisor before renewing the Advisory Agreement. The Advisory Agreement may be terminated:

immediately by us (1) for “cause,” (2) upon the bankruptcy of the Advisor or (3) upon a material breach of the Advisory Agreement by the Advisor;

upon 60 days’ written notice by us without cause or penalty upon the vote of a majority of our independent directors; or

upon 60 days’ written notice by the Advisor.

“Cause” is defined in the Advisory Agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Advisor under the Advisory Agreement.

In the event the Advisory Agreement is terminated, the Advisor will be entitled to receive its prorated management fee through the date of termination, and the Special Limited Partner will receive a distribution of any accrued performance participation from the Operating Partnership as of the date of such termination. In addition, upon the termination or expiration of the Advisory Agreement, the Advisor will cooperate with us and take all reasonable steps requested to assist our Board of Directors in making an orderly transition of the advisory function.

Independent Directors’ Review of Compensation

Our independent directors evaluate at least annually whether the compensation that we contract to pay to the Advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. Our independent directors supervise the performance of the Advisor and the compensation we pay to it to determine that the provisions of the Advisory Agreement are being carried out. This evaluation is based on the factors set forth below, as well as any other factors deemed relevant by the independent directors:

the amount of fees paid to the Advisor in relation to the size, composition and performance of our investments;

the success of the Advisor in generating investments that meet our investment objectives;

rates charged to other externally advised REITs and other similar investment entities by advisors performing similar services;

additional revenues realized by the Advisor and its affiliates through their advisory relationship with us (including the performance participation interest paid to the Special Limited Partner);

the quality and extent of the services and advice furnished by the Advisor;

the performance of the assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

the quality of our portfolio in relationship to the investments generated by the Advisor for its own account.

In addition to the management fee, performance participation interest and expense reimbursements, we have agreed to indemnify and hold harmless the Advisor and its affiliates performing certain services for us from specific claims and liabilities arising out of the performance of their obligations under the Advisory Agreement, subject to certain limitations.

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Dealer Manager Agreement

We entered into a Dealer Manager Agreement with Starwood Capital, LLC, an affiliate of our Advisor (the “Dealer Manager”), in connection with our public offering, pursuant to which the Dealer Manager agreed to, among other things, manage our relationships with third-party broker-dealers engaged by the Dealer Manager to participate in the distribution of shares of our common stock, which we refer to as “participating broker-dealers,” and financial advisors. The Dealer Manager serves as the dealer manager for our public offering. The Dealer Manager also coordinates our marketing and distribution efforts with participating broker-dealers and their registered representatives with respect to communications related to the terms of our initial public offering, our investment strategies, material aspects of our operations and subscription procedures. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our shares. The Dealer Manager is a registered broker-dealer affiliated with the Advisor.

Upfront Selling Commissions and

Dealer Manager Fees

The Dealer Manager is entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of 0.5%, of the transaction price of each Class T share sold in our primary offering; however such amounts may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price. The Dealer Manager is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary offering. The Dealer manager is entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D share sold in the primary offering. No upfront selling commissions or dealer manager fees are paid with respect to purchases of Class I shares or shares of any class sold pursuant to our distribution reinvestment plan.

For the year ended December 31, 2022 the Dealer Manager was paid $19.3 million in upfront selling commission and dealer manager fees, but did not retain any such amounts as all such amounts were reallowed (paid) to participating broker-dealers.

Stockholder Servicing Fees

Subject to the Financial Industry Regulatory Authority, Inc. limitations on underwriting compensation and certain other limitations described below, we will pay the Dealer Manager selling commissions over time as a stockholder servicing fee (i) with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, consisting of a representative stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum, of the aggregate NAV for the Class T shares, however, with respect to Class T shares sold through certain participating broker-dealers, the representative stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares, (ii) with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares and (iii) with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares. We will not pay a stockholder servicing fee with respect to our outstanding Class I shares.

The stockholder servicing fees will be paid monthly in arrears. The Dealer Manager will reallow (pay) all or a portion of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive or rebate stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services. The stockholder servicing fees with respect to Class T shares, Class S shares and Class D shares are calculated based on the aggregate NAV for all of the outstanding shares of each such class, including shares issued under our distribution reinvestment plan.

We will cease paying the stockholder servicing fee with respect to any Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to

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the shares held by such stockholder within such account would exceed, in the aggregate, 8.75% (or, in the case of Class T shares sold through certain participating broker-dealers, a lower limit as set forth in the applicable agreement between the Dealer Manager and a participating broker-dealer at the time such Class T shares were issued) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our distribution reinvestment plan with respect thereto). At the end of such month, such Class T share, Class S share or Class D share will convert into a number of Class I shares (including any fractional shares), each with an equivalent aggregate NAV as such shares.

In addition, we will cease paying the stockholder servicing fee on the Class T shares, Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of our assets or (iii) the date following the completion of the primary portion of the registered offering in which such shares were sold on which, in the aggregate, underwriting compensation from all sources in connection with a public offering, including upfront selling commissions, the stockholder servicing fee and other underwriting compensation, is equal to 10% of the gross proceeds from such primary offering.

For the year ended December 31, 2022, the Dealer Manager was paid approximately $54.7 million of stockholder servicing fees. As described above, the Dealer Manager reallowed (paid) primarily all of the stockholder servicing fees to participating broker-dealers for ongoing stockholder servicing performed by such broker-dealers.

Fees Paid to Our Dealer Manager

The Dealer Manager anticipates that substantially all of the upfront selling commissions, dealer manager and stockholder servicing fees will be retained by, or reallowed (paid) to, participating broker-dealers. For the year ended December 31, 2022, the Dealer Manager did not retain any upfront selling commissions, dealer manager or stockholder servicing fees.

In addition to the upfront selling commissions, dealer manager fees and stockholder servicing fees, we have agreed to indemnify and hold harmless the participating broker-dealers and the Dealer Manager from specific claims and liabilities arising out of the performance of their obligations under the dealer manager agreement, subject to certain limitations.

Affiliate Service Agreements

We may, with the approval of a majority of our directors (including a majority of independent directors), retain the Advisor’s affiliates, for necessary services relating to our investments or our operations, including any administrative services, construction, special servicing, leasing, development, property oversight and other property management services, as well as services related to mortgage servicing, group purchasing, healthcare, consulting/brokerage, capital markets/credit origination, loan servicing, property, title or other types of insurance, management consulting and other similar operational matters. Any fees paid to the Advisor’s affiliates for any such services will not reduce the management fee. Any such arrangements will be at market terms and rates. See “—Conflicts of Interest with the Advisor and its Affiliates—Service Providers” below for a description of these arrangements.

Indemnification Agreements with Directors and Officers

We have entered into indemnification agreements with each of our directors and executive officers. Pursuant to the terms of these indemnification agreements, we would indemnify and advance expenses and costs incurred by our directors and executive officers in connection with any claims, suits or proceedings brought against such directors and executive officers as a result of his or her service. However, our indemnification obligation is subject to the limitations set forth in the indemnification agreements and in our charter. We also maintain a directors and officers insurance policy.

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Related Party Transaction Policies

In order to reduce or eliminate certain potential conflicts of interest, our charter and the advisory agreement contain restrictions and conflict resolution procedures relating to transactions we enter into with our sponsor, the Advisor, our directors or their respective affiliates. The types of transactions covered thereby include the compensation paid to our Advisor, decisions to renew our advisory agreement, acquisitions or leases of assets, mortgages and other types of loans and any other transaction in which our sponsor, our Advisor or any of our directors have an interest, reimbursement of operating expenses in excess of the 2%/25% Guidelines, issuances of options and warrants and repurchases of shares. Under the restrictions, these transactions, if permitted, must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction. In determining whether to approve or authorize a particular related party transaction, these persons will consider whether the transaction between us and the related party is fair and reasonable to us and has terms and conditions no less favorable to us than those available from unaffiliated third parties.

Conflicts of Interest with the Advisor and its Affiliates

We are subject to conflicts of interest arising out of our relationship with Starwood Capital, including the Advisor and its affiliates. Our chief executive officer, chief financial officer, and our other executive officers are also executives of Starwood Capital. There is no guarantee that the policies and procedures adopted by us, the terms of our charter, the terms and conditions of the Advisory Agreement or the policies and procedures adopted by the Advisor, Starwood Capital and their affiliates, will enable us to identify, adequately address or mitigate these conflicts of interest. Transactions between us and the Advisor or its affiliates will be subject to approval by our independent directors.

Some examples of conflicts of interest that may arise by virtue of our relationship with Starwood Capital, including the Advisor and Starwood Capital, include:

Broad and Wide-Ranging Activities. The Advisor, Starwood Capital and their affiliates engage in a broad spectrum of activities, including a broad range of activities relating to investments in the real estate industry, and have invested or committed billions of dollars in capital through various investment funds, managed accounts and other vehicles affiliated with Starwood Capital. In the ordinary course of their business activities, the Advisor, Starwood Capital and their affiliates may engage in activities where the interests of certain divisions of Starwood Capital and its affiliates, including the Advisor, or the interests of their clients may conflict with the interests of our stockholders. Certain of these divisions and entities affiliated with the Advisor have or may have investment objectives or guidelines similar to our investment guidelines and therefore may compete with us. In particular, Starwood Capital invests in a broad range of real properties and real estate-related debt investments via numerous different investment funds, managed accounts and other vehicles.

Starwood Capital’s Policies and Procedures. Specified policies and procedures implemented by Starwood Capital and its affiliates, including the Advisor, to mitigate potential conflicts of interest and address certain regulatory requirements and contractual restrictions may reduce the advantages across Starwood Capital’s and its affiliates’ various businesses that the Advisor expects to draw on for purposes of pursuing attractive investment opportunities. Because Starwood Capital has many different businesses, it is subject to a number of actual and potential conflicts of interest, greater regulatory oversight and more legal and contractual restrictions than that to which it would otherwise be subject if it had just one line of business. In addressing these conflicts and regulatory, legal and contractual requirements across its various businesses, Starwood Capital has implemented certain policies and procedures (e.g., information walls) that may reduce the benefits that Starwood Capital expects to utilize for purposes of identifying and managing its investments. For example, Starwood Capital may come into possession of material, non-public information with respect to companies that are Starwood Capital’s and its affiliates’ advisory clients in which the Advisor may be considering making an investment. As a consequence, that information, which could be of benefit to the Advisor, might become restricted to those other businesses and otherwise be unavailable to the Advisor, and could also restrict the Advisor’s activities. Additionally, the terms of confidentiality or other agreements with or related to companies in which any investment vehicle of Starwood Capital has or has considered making an investment or which is otherwise an advisory client of Starwood Capital and its

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affiliates may restrict or otherwise limit the ability of Starwood Capital or its affiliates, including the Advisor, to engage in businesses or activities competitive with such companies.

Allocation of Investment Opportunities. Certain inherent conflicts of interest arise from the fact that Starwood Capital and its affiliates, including the Advisor (pursuant to the Advisory Agreement), will provide investment management and other services both to us and to other persons or entities, whether or not the investment objectives or guidelines of any such other persons or entities are similar to ours, including, without limitation, the sponsoring, closing and managing of Other Starwood Accounts. In particular, there will be overlap of real property real estate-related debt and real estate-related securities investment opportunities with certain Other Starwood Accounts that are actively investing and similar overlap with future Other Starwood Accounts that may be established. This overlap will from time to time create conflicts of interest. Additionally, in certain circumstances investment opportunities suitable for us will not be presented to us and there will be one or more investment opportunities where our participation is restricted.

With respect to Other Starwood Accounts with investment objectives or guidelines that overlap with ours but that do not have priority over us, investment opportunities will be allocated among us and one or more Other Starwood Accounts in accordance with Starwood Capital’s prevailing policies and procedures on a basis that the Advisor and its affiliates believe to be fair and reasonable in their sole discretion, which will either be rotational or on a co-invest basis subject to the following considerations: (i) any applicable investment objectives of ours and such Other Starwood Accounts (which, for us, includes our primary objective of providing current income in the form of regular, stable cash distributions to achieve an attractive distribution yield); (ii) the sourcing of the transaction; (iii) the size and nature of the investment; (iv) the relative amounts of capital available for investment by us and such Other Starwood Accounts; (v) the sector, geography/location, expected return profile, expected distribution rates, anticipated cash flows, expected stability or volatility of cash flows, leverage profile, risk profile, and other features of the applicable investment opportunity and its impact on portfolio concentration and diversification; (vi) avoiding allocation that could result in de minimis or odd-lot investments; (vii) any structural and operational differences between us and such Other Starwood Accounts and any applicable investment limitations (including, without limitation, exposure limits, hedging limits and diversification considerations) of us and such Other Starwood Accounts, investment limitations, parameters or contractual provisions of ours and such Other Starwood Accounts; (viii) the eligibility of us and such Other Starwood Accounts to make such investment under applicable laws; (ix) any other applicable tax, accounting, legal, regulatory compliance or operational considerations deemed relevant by the Advisor and its affiliates (including, without limitation, maintaining our qualification as a REIT and our status as a non-investment company exempt from the Investment Company Act) (e.g., joint venture investments between us and an Other Starwood Account must be on the same terms and satisfy the restrictions of all participants, such as lowest leverage targeted by any participant); and (x) any other requirements contained in the corporate governance documents of us and such Other Starwood Accounts and any other considerations deemed relevant by the Advisor, Starwood Capital and their affiliates in good faith. Our Board of Directors (including our independent directors) has the duty to ensure that the allocation methodology described above is applied fairly to us.

There are several Other Starwood Accounts that have similar investment objectives and strategies to us. One Other Starwood Account, Starwood Property Trust, focuses primarily on originating, acquiring, financing and managing commercial mortgage loans, other commercial real estate debt investments and CMBS in both the United States and Europe. Starwood Property Trust has priority over us with respect to real estate-related debt investment opportunities. This priority will result in fewer real estate-related debt investment opportunities being made available to us.

In addition, in its property segment, Starwood Property Trust acquires (i) commercial properties subject to net leases and other similar equity investments that have the characteristics of real estate debt investments, or “debt-like equity investments” and (ii) equity interests in stabilized commercial real estate properties. As of December 31, 2022, Starwood Property Trust’s portfolio (excluding the securitization VIEs) consisted of approximately $28.3 billion of assets (including approximately $1.4 billion in properties, net). To the extent that Starwood Property Trust seeks to invest in real estate equity investments, (i) Starwood Property Trust will have a priority over us with respect to debt-like equity investments, and (ii) we will have a priority over Starwood Property Trust with respect to any other real estate equity investments (single asset or portfolio acquisitions) where the total acquisition cost is less than or equal to $300 million. All other real estate equity investments in which Starwood Property Trust may invest will be allocated in accordance with the investment allocation policy described above. Starwood Property Trust’s offering materials do not specify a date or time period at which it might be liquidated.

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One Other Starwood Account is an opportunistic and value-add separate account with a state pension plan. The separate account has a $75 million commitment that generally targets investments that may be sourced by either party and that do not fit within an existing Starwood sponsored vehicle. Both parties must agree to such investment. The potential investment is not limited by targeted returns. To the extent an investment satisfies the investment objectives of us and such Other Starwood Account on the same terms, such investment will be allocated in accordance with the investment allocation policy described above.

One Other Starwood Account, SEREF, focuses on originating, executing and servicing commercial real estate loans for institutional investors throughout Europe. SEREF has priority over us with respect to debt investment opportunities related to European real estate. We do not expect to target the same commercial real estate loans as SEREF, but to the extent that we do, SEREF’s priority will result in fewer investment opportunities related to European real estate debt being made available to us.

One Other Starwood Account, a separate account of approximately $300 million of unused capital, invests primarily in stabilized, income-oriented commercial real estate in the United States and Western Europe. To the extent an investment satisfies the investment objectives of us and such Other Starwood Account on the same terms, we will have priority over such Other Starwood Account.

Finally, the Other Starwood Accounts, which we refer to as “Select Opportunistic Starwood Accounts,” invest in “opportunistic” real estate, real estate-related debt and real estate-related securities globally (which often are under-managed assets and with higher potential for equity appreciation) and have priority over us with respect to such investment opportunities. As of December 31, 2022, one Select Opportunistic Starwood Account had priority over us. This Select Opportunistic Starwood Account had an aggregate of approximately $4.5 billion of unused investing capacity. The priority granted to this Select Opportunistic Starwood Accounts will result in fewer investment opportunities being made available to us. This Select Opportunistic Starwood Accounts, which was not fully invested as of December 31, 2022, had an aggregate of approximately $13.6 billion of gross assets under management (includes 100% of property value if controlled by the fund and its affiliates, otherwise shown as the fund’s proportionate share of property value).

Other than (i) the priority granted to Select Opportunistic Starwood Accounts, (ii) the priority granted to Starwood Property Trust with respect to real estate-related debt and debt-like equity investments and (iii) the priority granted to SEREF with respect to debt investment opportunities related to European real estate, no Other Starwood Accounts have priority over us with respect to investment opportunities. However, Starwood Capital may in the future grant priority to additional Other Starwood Accounts.

While the Advisor will seek to manage potential conflicts of interest in a fair and reasonable manner (subject to the priority rights of the Starwood Property Trust and Select Opportunistic Starwood Accounts described above) as required pursuant to our charter and the Advisory Agreement, the portfolio strategies employed by the Advisor, Starwood Capital or their affiliates in managing the Other Starwood Accounts could conflict with the strategies employed by the Advisor in managing our business and may adversely affect the marketability, exit strategy, prices and availability of the properties, securities and instruments in which we invest. The Advisor, Starwood Capital or their affiliates may also give advice to the Other Starwood Accounts that may differ from advice given to us even though their investment objectives or guidelines may be the same or similar to ours.

Corporate Opportunities. Our Board of Directors has adopted a resolution that provides, subject to certain exceptions set forth in our charter, that none of our directors, officers or agents are required to refrain directly or indirectly from engaging in any business opportunities, including any business opportunities in the same or similar business activities or lines of business in which we or any of our affiliates may from time to time be engaged or propose to engage, or from competing with us, and that renounces our interest or expectancy in, or in being offered an opportunity to participate in, any such business opportunities, unless those opportunities are offered to a person in his or her capacity as one of our directors or officers and intended exclusively for us or any of our subsidiaries.

Investments in Different Levels or Classes of an Issuer’s Securities. From time to time, to the extent permitted by our charter, we and the Other Starwood Accounts may make investments at different levels of an issuer’s or borrower’s capital structure or otherwise in different classes of the same issuer’s securities. We may make investments that are senior or junior to, or have rights and interests different from or adverse to, the investments made by the Other Starwood Accounts. Such investments may conflict with the interests of such Other Starwood Accounts in related investments, and

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the potential for any such conflicts of interests may be heightened in the event of a default or restructuring of any such investments. While Starwood Capital will seek to resolve any such conflicts in a fair and equitable manner in accordance with its prevailing policies and procedures with respect to conflicts resolution among the Other Starwood Accounts, such transactions are not required to be presented to our Board of Directors for approval (unless otherwise required by our charter or investment guidelines), and there can be no assurance that any conflicts will be resolved in our favor.

Pursuit of Differing Strategies. At times, the investment professionals employed by the Advisor or its affiliates and other investment vehicles affiliated with the Advisor or Starwood Capital may determine that an investment opportunity may be appropriate for only some of the accounts, clients, entities, funds or investment vehicles for which he or she exercises investment responsibility, or may decide that certain of the accounts, clients, entities, funds or investment vehicles should take differing positions with respect to a particular security. In these cases, the investment professionals may place separate transactions for one or more accounts, clients, entities, funds or investment vehicles which may affect the market price of the security or the execution of the transaction, or both, to the detriment or benefit of one or more other accounts, clients, entities, funds or investment vehicles. For example, an investment professional may determine that it would be in the interest of another account to sell a security that we hold long, potentially resulting in a decrease in the market value of the security held by us.

Variation in Financial and Other Benefits. A conflict of interest arises where the financial or other benefits available to the Advisor or its affiliates differ among the accounts, clients, entities, funds or investment vehicles that it manages. If the amount or structure of the management fee, the Special Limited Partner’s performance participation interest or the Advisor’s or its affiliates’ compensation differs among accounts, clients, entities, funds or investment vehicles (such as where certain funds or accounts pay higher base management fees, incentive fees, performance-based management fees or other fees), the Advisor might be motivated to help certain accounts, clients, entities, funds or investment vehicles over others. Similarly, the desire to maintain assets under management or to enhance the Advisor’s performance record or to derive other rewards, financial or otherwise, could influence the Advisor or its affiliates in affording preferential treatment to those accounts, clients, entities, funds or investment vehicles that could most significantly benefit the Advisor or its affiliates. The Advisor may, for example, have an incentive to allocate favorable or limited opportunity investments or structure the timing of investments to favor such accounts, clients, entities, funds or investment vehicles. Additionally, the Advisor or its affiliates might be motivated to favor accounts, clients, entities, funds or investment vehicles in which it has an ownership interest or in which Starwood Capital or its affiliates have ownership interests. Conversely, if an investment professional at the Advisor or its affiliates does not personally hold an investment in the fund but holds investments in other Starwood Capital affiliated vehicles, such investment professional’s conflicts of interest with respect to us may be more acute.

Property Management, Advisory and Other Relationships. Starwood Capital will be under no obligation to decline any engagements or investments in order to make an investment opportunity available to us. In connection with its investment advisory and other businesses, which include the delivery of property management services in connection with hotel, retail and multifamily properties, Starwood Capital may come into possession of information that limits its ability to engage in potential transactions. Our activities may be constrained as a result of the inability of Starwood Capital personnel to use such information. For example, employees of Starwood Capital not serving as employees of the Advisor or its affiliates may be prohibited by law or contract from sharing information with members of Starwood Capital. We may be forced to sell or hold existing investments, including hotel, retail and multifamily properties, as a result of investment advisory relationships or other relationships that Starwood Capital may have or transactions or investments Starwood Capital and its affiliates may make or have made. Additionally, there may be circumstances in which one or more individuals associated with Starwood Capital will be precluded from providing services to the Advisor because of certain confidential information available to those individuals or to other parts of Starwood Capital. Starwood Capital may receive and retain fees, remuneration, or other profits and receive compensation from such other activities, which have the potential to create conflicts of interest and which will not be shared with us or our stockholders.

Starwood Capital has long-term relationships with a significant number of corporations and their senior management. In determining whether to invest in a particular transaction on our behalf, the Advisor may consider those relationships (subject to its obligations under our charter and the Advisory Agreement), which may result in certain transactions that the Advisor will not undertake on our behalf in view of such relationships.

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Service Providers. Certain of our service providers (including lenders, brokers, attorneys, investment banking firms and property managers) may be sources of investment opportunities, counterparties therein or advisors with respect thereto. This may influence the Advisor in deciding whether to select such a service provider. In addition, in instances where multiple Starwood Capital businesses may be exploring a potential individual investment, certain of these service providers may choose to be engaged by other Starwood Capital affiliates rather than us.

It is expected that certain Starwood Capital affiliates will also provide other services in respect of our investments from time to time, including, but not limited to, operating platforms providing property management, leasing oversight and administrative corporate services. Employees of these affiliates may also receive performance-based compensation in respect of our investments. The fees and expenses of such Starwood Capital-affiliated service providers (and, if applicable, their employees) will be borne by our investments and there will be no related offset to the management fee we pay to the Advisor. While Starwood Capital believes that any such affiliated service providers, when engaged, generally provide (or will provide) services at rates equal to or better than those provided by third parties (even in jurisdictions where insurance rates are statutorily determined), there is an inherent conflict of interest that may incentivize Starwood Capital to engage its affiliated service provider over a third party.

We have engaged and expect to continue to engage Highmark Residential (formerly Milestone Management), a portfolio company owned by an affiliate of Starwood Capital, to provide day-to-day operational and management services (including leasing, construction management, revenue management, accounting, legal and contract management, expense management, and capital expenditure projects and transaction support services) for a portion of our multifamily properties. The cost for such services is a percentage of the gross receipts and project costs respectively (which will be reviewed periodically and adjusted if appropriate), plus actual costs allocated for transaction support services. During the fiscal year ended December 31, 2022, we incurred $17.3 million in services.

We have engaged and expect to continue to engage Essex Title, a joint venture between Starwood and other strategic partners. Essex acts as an agent for one or more underwriters in issuing title policies and/or providing support services in connection with investments made by us. A portion of the work performed by Essex focuses on transactions in rate-regulated states where the cost of title insurance is non-negotiable. Essex earns fees, which would have otherwise been paid to third parties, by providing title agency services and facilitating placement of title insurance with underwriters. Starwood Capital receives distributions from Essex in connection with investments by us based on its equity interest in Essex. During the fiscal year ended December 31, 2022, we incurred $4.3 million in services.

We have engaged Starwood Capital’s affiliated Luxembourg office for accounting and administrative matters relating to certain European investments. During the year ended December 31, 2022, the amounts incurred for services provided were $1.4 million.

We have engaged Rinaldi, Finkelstein & Franklin, L.L.C., which is counsel to our sponsor and its affiliates and is owned and controlled by Ellis F. Rinaldi, Co-General Counsel and Senior Managing Director of Starwood Capital and certain of its affiliates, to provide legal services to us on market terms. One of our officers, Matthew S. Guttin, is an employee of Rinaldi, Finkelstein & Franklin, L.L.C. During the fiscal year ended December 31, 2022, we incurred $0.7 million in services.

We have engaged STR Management Co, LLC, an affiliate of the Advisor, to provide property management services to certain of the our residential units that function as short term rental assets. The costs for such services is a percentage of gross revenue produced by the short-term rentals on a monthly basis. During the year ended December 31, 2022, we incurred $0.2 million for such property management services.

We have entered into an agreement with an affiliate of Starwood Global Opportunity Fund XI to assist with property management managing our assets in Spain and Italy. The SCG Southern Europe Team charges market fees for such property management services. During the year ended December 31, 2022, the amounts incurred by us for services provided by the SCG Southern Europe Team were $0.3 million.

We have incurred legal expenses from third party law firms whose lawyers have been seconded to affiliates of Starwood Capital for the purpose of providing legal services in Europe to investment vehicles sponsored by Starwood Capital. During the year ended December 31, 2022, the amounts incurred for services provided were $0.4 million.

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We have engaged Starwood Retail Partners to provide leasing and legal services for any retail properties we acquire. During the year ended December 31, 2022, we incurred an insignificant amount of expenses from Starwood Retail Partners.

Material, Non-Public Information. We, directly or through Starwood Capital, the Advisor or certain of their respective affiliates may come into possession of material, non-public information with respect to an issuer in which we have invested or may invest. Should this occur, the Advisor may be restricted from buying or selling securities, derivatives or loans of the issuer on our behalf until such time as the information becomes public or is no longer deemed material. Disclosure of such information to the personnel responsible for management of our business may be on a need-to-know basis only, and we may not be free to act upon any such information. Therefore, we and the Advisor may not have access to material, non-public information in the possession of Starwood Capital that might be relevant to an investment decision to be made by the Advisor on our behalf, and the Advisor may initiate a transaction or purchase or sell an investment that, if such information had been known to it, may not have been undertaken. Due to these restrictions, the Advisor may not be able to initiate a transaction on our behalf that it otherwise might have initiated and may not be able to purchase or sell an investment that it otherwise might have purchased or sold, which could negatively affect our operations.

Possible Future Activities. The Advisor and its affiliates may expand the range of services that they provide over time. Except as and to the extent expressly provided in the Advisory Agreement, the Advisor and its affiliates will not be restricted in the scope of its business or in the performance of any such services (whether now offered or undertaken in the future) even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. The Advisor, Starwood Capital and their affiliates continue to develop relationships with a significant number of companies, financial sponsors and their senior managers, including relationships with clients who may hold or may have held investments similar to those intended to be made by us. These clients may themselves represent appropriate investment opportunities for us or may compete with us for investment opportunities.

Transactions with Other Starwood Accounts and Other Affiliates. From time to time, we may enter into purchase and sale transactions and joint ventures with Other Starwood Accounts. Such transactions will be conducted in accordance with, and subject to, our charter (including the requirement that such transaction be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction as being fair and reasonable and on terms no less favorable than those available from unaffiliated third parties), the terms and conditions of the Advisory Agreement (including the requirement that the purchase price in any such transaction will be limited to the greater of (i) the cost of the property to the affiliate, including acquisition-related expenses, or (ii) the current appraised value of the property as determined by an independent expert) and our Code of Ethics and applicable laws and regulations. These requirements will also apply to transactions with Starwood Capital, any of our directors or any affiliates thereof.

Other Affiliate Transactions. In connection with investments in which we participate alongside Other Starwood Accounts, we may from time to time share certain rights with such Other Starwood Accounts relating to such investments for legal, tax, regulatory or other similar reasons, including, in certain instances, certain control-related rights with respect to jointly held investments. When making any decisions related to such investments, there may be conflicting interests. There can be no assurance that the return on our investment will be equivalent to or better than the returns obtained by Starwood Capital or its other affiliates.

Further, conflicts could arise once we and Starwood Capital or its affiliates have made our respective investments. For example, if we enter into a joint venture with an Other Starwood Account, our interests and the interests of such Other Starwood Account may conflict, for example when one joint venture partner seeks to sell the property in the joint venture but the other joint venture partner does not. In such situations, the ability of the Advisor to recommend actions in our best interests might be impaired.

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Proposal 2 — Ratification of Appointment of

Independent Registered Public Accounting Firm

The Audit Committee has appointed the firm of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023 and has directed that the appointment of such independent registered public accounting firm be submitted for ratification by our stockholders at the Annual Meeting.

We have been advised by Deloitte that neither that firm nor any of its associates has any relationship with us or our subsidiaries other than the usual relationship that exists between an independent registered public accounting firm and its clients.

We expect that representatives of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If the appointment of Deloitte is not ratified, our Audit Committee will reconsider the appointment.

Stockholder ratification of the appointment of Deloitte as our independent registered public accounting firm is not required by our charter or otherwise. Even if the appointment is ratified, our Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests.

Audit and Non-Audit Fees

Aggregate fees that we were billed for the fiscal year ended December 31, 2022 and 2021 by Deloitte, our independent registered public accounting firm, were as follows:

	Fiscal Year Ended December 31, 2022	Fiscal Year Ended December 31, 2021

Audit fees(1)	$2,733,000	$2,055,000

Audit-related fees(2)	1,283,000	891,630

Tax fees	—	—

All other fees	—	—

Total	$4,016,000	$2,946,630

Our Audit Committee was advised that there were no services provided by Deloitte that were unrelated to the audit of the annual fiscal year-end financial statements and the review of interim financial statements that could impair Deloitte from maintaining its independence as our independent auditor and concluded that it was independent.

(1)	Audit fees include amounts billed to us related to annual financial statement audit work, quarterly financial statement reviews and reviews of SEC registration statements.

(2)

Audit-related fees include amounts billed to us for assurance and related services that traditionally are performed by independent auditors that are reasonably related to the performance of the audit, our stand-alone subsidiary audits or review of the financial statements, such as due diligence related to acquisition, attestation services that are not required by statute or regulation, internal control reviews, and consultation concerning financial accounting and reporting standards.

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Audit Committee Pre-Approval Policies

and Procedures

In accordance with our Audit Committee’s pre-approval policy, all audit services performed for us by our independent registered public accounting firm were pre-approved by our Audit Committee.

The pre-approval policy provides for categorical pre-approval of specified audit and permissible non-audit services. Services to be provided by the independent registered public accounting firm that are not within the category of pre-approved services must be approved by our Audit Committee prior to engagement, regardless of the service being requested or the dollar amount involved.

Requests or applications for services that require specific separate approval by our Audit Committee are required to be submitted to our Audit Committee, and must include a description of the services to be provided and a statement by the independent registered public accounting firm and our principal accounting officer confirming that the provision of the proposed services does not impair the independence of the independent registered public accounting firm.

Our Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to our Audit Committee at its next scheduled meeting. Our Audit Committee does not delegate to management its responsibilities to pre-approve services to be performed by the independent registered public accounting firm.

VOTING RECOMMENDATION

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023.

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Audit Committee Report

Our Audit Committee carries out oversight functions with respect to the preparation, review and audit of our financial statements, our system of internal controls and the qualifications, independence and performance of our internal auditor consultants and independent auditors, and operates under a written charter adopted by the Board of Directors. The charter can be viewed, together with any future changes that may occur, on our website at www.starwoodnav.reit. The Audit Committee has the sole authority and responsibility to select, evaluate and, as appropriate, replace our independent auditors. The Audit Committee members are “independent,” consistent with the qualifications set forth in our charter, the listing standards of the NYSE and Rule 10A-3 under the Exchange Act applicable to board of directors in general and audit committees in particular.

Our management is responsible for the development, maintenance and evaluation of internal controls and procedures and our financial reporting system, the maintenance of appropriate accounting and financial reporting principles or policies and the preparation, presentation and integrity of our financial statements. Our independent registered public accounting firm is responsible for auditing our consolidated financial statements in accordance with U.S. generally accepted auditing standards and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and oversee the foregoing functions.

The Audit Committee reviews our financial reporting process on behalf of the Board of Directors. In performance of its oversight function, the Audit Committee has met and held discussions with management and our independent registered public accounting firm with respect to our audited consolidated financial statements for fiscal year 2022 and related matters. Management advised the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Committee has reviewed and discussed the consolidated financial statements with management and our independent auditors, Deloitte. Our independent auditors presented to and reviewed with the Audit Committee the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. Our independent auditors also provided to the Committee the written disclosures and the letter from the auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and in connection therewith the Committee discussed with the independent auditors their views as to their independence. The Audit Committee also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, Deloitte. The Audit Committee meetings regularly include executive sessions with our independent registered public accounting firm without the presence of our management.

In undertaking its oversight function, the Audit Committee relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on our financial statements. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance or professional opinion as to the sufficiency of the external audits, whether our Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or on the effectiveness of the system of internal control.

Based on the Audit Committee’s considerations, discussions with management and discussion with the independent auditors as described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:

Dale Anne Reiss (Chair)

David B. Henry

James Walker

Peggy Lamb

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Annual Report

Our Annual Report on Form 10-K was previously made available for distribution to our stockholders.

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website, www.starwoodnav.reit, and click “Resources—SEC Filings.” Copies of our Annual Report on Form 10-K including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to Secretary, Starwood Real Estate Income Trust, Inc., 2340 Collins Avenue, Miami Beach, Florida 33139.

Other Matters

Our management does not know of any other matters to come before the Annual Meeting. If, however, any other matters do come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.

Stockholder Proposals for

the 2024 Annual Meeting

If you wish to submit a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement and proxy card for our 2024 Annual Meeting of Stockholders, your proposal must be received by our Secretary on or before January 17, 2024. Your proposal should be mailed by certified mail return receipt requested to our Secretary at Starwood Real Estate Income Trust, Inc., 2340 Collins Avenue, Miami Beach, Florida 33139. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received. In addition, if you desire to bring business (including director nominations) before our 2024 Annual Meeting, you must comply with our bylaws, which currently require that you provide written notice of such business to our Secretary no earlier than December 18, 2023, and no later than 5:00 p.m. Eastern Time on January 17, 2024. However, if the 2024 Annual Meeting is advanced or delayed more than 30 days from the first anniversary of the date of the Annual Meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m. Eastern Time on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. For additional requirements, stockholders should refer to our bylaws, Article II, Section 11, “Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals,” a current copy of which may be obtained from our Secretary.

In addition to the notice and information requirements contained in our bylaws, and as required by the universal proxy rules, stockholders who, in connection with our 2024 Annual Meeting of Stockholders intend to solicit proxies in support of director nominees other than our Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 no later than June 11, 2024, unless the date of the 2024 Annual Meeting of Stockholders has changed by more than 30 calendar days from the anniversary date of the Annual Meeting, in which case such notice must be provided by the later of 60 calendar days prior to the date of the 2024 Annual Meeting of Stockholders or the 10th calendar day following the day on which public announcement of the date of the 2024 Annual Meeting of Stockholders is first made by our Company.

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Householding of Proxy Materials

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker. You may also call (833) 433-4344 or write to: SS&C GIDS, Inc., P.O. Box 219426, Kansas City, MO 64121, and include your name, the name of your broker or other nominee and your account number(s). You can also request prompt delivery of a copy of the Proxy Statement and Annual Report on Form 10-K by contacting Mediant, PO Box 8035 Cary, NC 27512-9916, (844) 236-8917.

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P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/SREIT Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-250-6203 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions LIVE AGENT Call 1-844-236-8917 Speak to a live agent and vote on a recorded line MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided You must register to attend the meeting online and/or participate at www.proxydocs.com/SREIT prior to the deadline of August 8, 2023 at 5:00 p.m. Eastern Time PROXY TABULATOR PO BOX 8035 CARY, NC 27512-9916 CONTROL NUMBER Starwood Real Estate Income Trust, Inc. Annual Meeting of Stockholders For Stockholders of record as of May 12, 2023 TIME: Thursday, August 10, 2023 9:00 AM, Eastern Time PLACE: The Annual Meeting to be held live via the internet - Please visit www.proxydocs.com/SREIT for further details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Sean Harris and Chris Lowthert (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Starwood Real Estate Income Trust, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Starwood Real Estate Income Trust, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ALL OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 PROPOSALS YOUR VOTE 1. The election of eleven director nominees listed in the proxy statement. FOR AGAINST ABSTAIN 1.01 Barry S. Sternlicht 1.02 Sean Harris 1.03 John P. McCarthy, Jr. 1.04 Mark Deason 1.05 Austin Nowlin 1.06 Richard D. Bronson 1.07 David B. Henry 1.08 Robin Josephs 1.09 Peggy Lamb 1.10 Dale Anne Reiss 1.11 James E. Walker 2. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023. FOR AGAINST ABSTAIN Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date